Exhibit 4.4

EXECUTION COPY

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of November 22, 2011 (this “Agreement”), to the Credit Agreement, dated as of October 15, 2010 (as amended, modified and supplemented as of the date hereof, the “Credit Agreement”), among CONSTELLATION ENERGY GROUP, INC., a Maryland corporation, the LENDERS parties thereto and BANK OF AMERICA, N.A., as Administrative Agent, LC Bank and Swingline Lender.

WHEREAS in connection with the proposed (i) acquisition of the Borrower by Exelon Corporation (“Exelon”; and, together with the Borrower, the “Loan Parties”) pursuant to a transaction in which the Borrower will become a wholly-owned direct or indirect subsidiary of Exelon (the “Merger”) and (ii) disposition of the Borrower’s interests in BGE to another Subsidiary of Exelon (the “BGE Spin-Off”), the Borrower and the Majority Lenders, on the terms and subject to the conditions set forth herein, wish to amend and restate the Credit Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, so as to apply to this Agreement.

Section 2. Amendment and Restatement of the Credit Agreement; Waiver of Certain Events. Effective as of the Restatement Effective Date (as defined below), the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A. Furthermore (and for the avoidance of doubt), effective as of the Restatement Effective Date, any Event of Default or Unmatured Default that would result from a Change in Control pursuant to the Merger or from the BGE Spin-Off is hereby waived.

Section 3. Effectiveness. This Agreement will become effective when the Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Majority Lenders, and the amendment and restatement of the Credit Agreement and the waivers contemplated by Section 2 shall become effective as of the first date (the “Restatement Effective Date”) on which:

(a) The Administrative Agent shall have received a counterpart of a joinder agreement, substantially in the form of Exhibit B (the “Exelon Joinder Agreement”), duly executed by Exelon.

(b) The aggregate Commitments shall not be greater than $1,500,000,000.

(c) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the LC Banks, the Swingline Lender and the Lenders and dated as of the Restatement Effective Date) of Kirkland & Ellis LLP, counsel for the Borrower, and Ballard Spahr LLP, counsel for Exelon, substantially in the forms of Exhibits C and D hereto, respectively, and covering such other matters relating to the Loan Parties, this Agreement, the Credit Agreement, as amended and restated hereby (the “Amended Credit Agreement”), the Exelon Guaranty or the transactions contemplated thereby as the Administrative Agent shall reasonably request.

(d) The Administrative Agent shall have received (with each certificate, except as expressly noted below, dated the Restatement Effective Date) (i) certified copies of the articles or certificate of incorporation and bylaws of the Borrower and of Exelon, together with all amendments and modifications thereto as of the Restatement Effective Date; (ii) a certificate of good standing for each Loan Party, issued no more than one week prior to the Restatement Effective Date by the Secretary of State of the state of such Loan Party’s incorporation; (iii) certified copies of (A) resolutions of the Board of Directors of the Borrower authorizing the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Amended Credit Agreement, (B) resolutions of the Board of Directors of Exelon authorizing the execution and delivery by Exelon of the Exelon Joinder Agreement and the performance by Exelon of the Amended Credit Agreement, and (C) all other documents evidencing other necessary corporate action and Governmental Approvals with respect to the execution, delivery and performance by the Borrower of this Agreement and the Amended Credit Agreement, and by Exelon of the Joinder Agreement and the Amended Credit Agreement; and (iv) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign (as applicable) this Agreement and the other documents to be delivered by such Loan Party hereunder (together with a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate in this clause).

(e) The Merger shall have occurred, and the Administrative Agent shall have received a certificate (the statements in which shall be true), dated the Restatement Effective Date and signed by Chief Financial Officer or Treasurer of the Borrower, confirming that (i) the Merger has occurred (or will occur substantially simultaneously upon the occurrence of the Restatement Effective Date), (ii) the representations of the Borrower set forth in the Amended Credit Agreement are true and correct on such date, and (iii) no Event of Default or Unmatured Default (in each case, as defined in the Amended Credit Agreement) has occurred and is continuing on such date.

(f) The Administrative Agent shall have received a certificate (the statements in which shall be true), dated the Restatement Effective Date and signed by Chief Financial Officer or Treasurer of Exelon, confirming that the representations and warranties of Exelon set forth in the Amended Credit Agreement are true and correct on such date.

(g) The Administrative Agent shall have received satisfactory evidence that the representations, warranties, covenants and events of default in the Credit Agreement, dated as of March 23, 2011, among Exelon, various financial institutions as lenders and JPMorgan Chase Bank, N.A., as administrative agent (as amended as of the Restatement Effective Date) conform substantially to the comparable provisions in the Amended Credit Agreement.

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The Administrative Agent shall notify the parties hereto of the Restatement Effective Date, and such notice shall be conclusive and binding.

Section 4. Effect of Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the LC Banks, the Swingline Lender or the Lenders under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) Upon the occurrence of the Restatement Effective Date, the Administrative Agent shall duly complete and distribute to the Borrower and the Lenders a revised Schedule I to the Credit Agreement specifying the Commitments of the Lenders and any other information of which the Administrative Agent has actual knowledge required to make Schedule I complete and accurate as of the Restatement Effective Date.

(c) On and after the Restatement Effective Date, (i) each reference in any Credit Document to the Credit Agreement shall be deemed a reference to the Amended Credit Agreement, and (ii) the Amended Credit Agreement shall be deemed to be dated as of the Restatement Effective Date.

Section 5. Incorporation of Miscellaneous Provisions. The provisions of Sections 9.05, 9.07, 9.08, 9.10, 9.11, 9.12, and 9.13 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, so as to apply to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONSTELLATION ENERGY GROUP, INC.,
as Borrower

By	/s/ Christopher Budzynski
	Name:	Christopher Budzynski
	Title:	Assistant Treasurer

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BANK OF AMERICA, N.A.,
as Administrative Agent and Swingline Lender

By	/s/ Patrick Martin
	Name:	Patrick Martin
	Title:	Director

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BANK OF AMERICA, N.A.,
as Lender

By	/s/ Patrick Martin
	Name:	Patrick Martin
	Title:	Director

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THE ROYAL BANK OF SCOTLAND PLC, as Lender

By	/s/ Andrew N. Taylor
	Name:	Andrew N. Taylor
	Title:	Vice President

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CITIBANK, N.A., as Lender

By	/s/ Anita Brickell
	Name:	Anita Brickell
	Title:	Vice President

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BNP PARIBAS, as Lender

By	/s/ Denis O’Meara
	Name:	Denis O’Meara
	Title:	Managing Director

By	/s/ Francis DeLaney
	Name:	Francis DeLaney
	Title:	Managing Director

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THE BANK OF NOVA SCOTIA, as Lender

By	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Vice President

By	/s/ Sanja Gazahi
	Name:	Sanja Gazahi
	Title:	Associate

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UBS LOAN FINANCE LLC, as Lender

By	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

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MORGAN STANLEY BANK, N.A., as Lender

By	/s/ John Durland
	Name:	John Durland
	Title:	Authorized Signatory

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MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By	/s/ John Durland
	Name:	John Durland
	Title:	Vice President

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JPMORGAN CHASE BANK, N.A., as Lender

By	/s/ Juan J. Javellana
	Name:	Juan J. Javellana
	Title:	Executive Director

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DEUTSHE BANK AG NEW YORK BRANCH,
as Lender

By	/s/ Philippe Sandmeier
	Name:	Philippe Sandmeier
	Title:	Managing Director

By	/s/ Ross Levitsky
	Name:	Ross Levitsky
	Title:	Managing Director

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GOLDMAN SACHS BANK USA, as Lender

By	/s/ Ashwin Ramakrishna
	Name:	Ashwin Ramakrishna
	Title:	Authorized Signatory

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By	/s/ Dixon Schultz
	Name:	Dixon Schultz
	Title:	Managing Director

By	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

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MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

By	/s/ Theodore K. Oswald
	Name:	Theodore K. Oswald
	Title:	Administrative Vice President & Group Manager

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CIBC Inc., as Lender

By	/s/ Robert Casey
	Name:	Robert Casey
	Title:	CIBC Inc.
Authorized Signatory

By	/s/ Michael Gewirtz
	Name:	Michael Gewirtz
	Title:	CIBC Inc.
Authorized Signatory

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NOMURA INTERNATIONAL PLC., as Lender

By	/s/ Michael Hill
	Name:	Michael Hill
	Title:	Managing Director

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PNC BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ John E. Hehir
	Name:	John E. Hehir
	Title:	Senior Vice President

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MALAYAN BANKING BERHAD, as Lender

By	/s/ Fauzi Zulkifli
	Name:	Fauzi Zulkifli
	Title:	General Manager

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EXHIBIT A

to Amendment and Restatement Agreement

AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of [RESTATEMENT EFFECTIVE DATE]

Among

CONSTELLATION ENERGY GROUP, INC.,

as Borrower

EXELON CORPORATION,

as Guarantor

THE LENDERS NAMED HEREIN

BANK OF AMERICA, N.A.,

as Administrative Agent, LC Bank and Swingline Lender

BANC OF AMERICA SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

RBS SECURITIES INC.

BNP PARIBAS SECURITIES CORP.

and

THE BANK OF NOVA SCOTIA

Joint Lead Arrangers and Book Runners

CITIBANK, N.A. and THE ROYAL BANK OF SCOTLAND PLC Co-Syndication Agents	THE BANK OF NOVA SCOTIA and BNP PARIBAS Co-Documentation Agents

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SCHEDULES AND EXHIBITS

Schedule I	—	Schedule of Lenders

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Request for Issuance
Exhibit D	—	Form of Letter of Credit Application (Bank of America, N.A.)
Exhibit E	—	Form of Letter of Credit Application (The Royal Bank of Scotland plc)
Exhibit F	—	Form of Letter of Credit Application (Citibank, N.A.)
Exhibit G	—	Form of Letter of Credit Application (BNP Paribas)

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Exhibit H	—	Form of Letter of Credit Application (The Bank of Nova Scotia)
Exhibit I	—	Form of Notice of Conversion
Exhibit J	—	Form of Compliance Certificate
Exhibit K-1	—	Form of U.S. Tax Compliance Certificate
Exhibit K-2	—	Form of U.S. Tax Compliance Certificate
Exhibit K-3	—	Form of U.S. Tax Compliance Certificate
Exhibit K-4	—	Form of U.S. Tax Compliance Certificate

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This CREDIT AGREEMENT, dated as of [RESTATEMENT EFFECTIVE DATE] (this “Agreement”), is entered into among CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (together with its successors and assigns, the “Borrower”), EXELON CORPORATION, a Pennsylvania corporation (“Exelon”), the lenders from time to time parties hereto (together with their successors and assigns, the “Lenders”), and BANK OF AMERICA, N.A. (“Bank of America”), as letter of credit issuing bank, swingline lender and administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Credit Agreement, dated as of October 15, 2010 (the “Original Credit Agreement”), certain Lenders, the Swingline Lender and the LC Banks agreed, on the terms and conditions set forth therein, to provide the Borrower a $2,500,000,000 three-year revolving credit and letter of credit facility to be used for the issuance of letters of credit, backstopping commercial paper, working capital and other general corporate purposes.

WHEREAS, pursuant to an Amendment and Restatement Agreement, dated as of November     , 2011 (the “Amendment and Restatement Agreement”), among the Borrower, the Administrative Agent and the Lenders named therein, the Original Credit Agreement has been amended and restated as set forth herein, effective as of the Restatement Effective Date (as defined in the Amendment and Restatement Agreement).

WHEREAS, pursuant to a joinder agreement, dated as of the Restatement Effective Date (the “Exelon Joinder Agreement”), Exelon has agreed to become a party to this Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.01. Defined Terms.

As used in this Agreement, terms not defined in the lead paragraph or preamble shall have the meanings specified below:

“Administrative Agent” shall have the meaning given such term in the preamble hereto.

“Advance” shall mean a Eurodollar Advance, Swingline Advance or Base Rate Advance.

“Adjusted Funds From Operations” shall mean, for any period, Net Cash Flows From Operating Activities for such period plus Interest Expense for such period minus the portion (but not less than zero) of Net Cash Flows From Operating Activities for such period attributable to ComEd Entities or any consolidated Subsidiary that has no Debt other than Nonrecourse Indebtedness.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agent Parties” shall have the meaning specified in Section 8.17.

“Amendment and Restatement Agreement” shall have the meaning specified in the Preliminary Statement.

“Applicable Lending Office” shall mean, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance, and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Advance.

“Applicable Margin” shall mean, with respect to Base Rate Advances and Eurodollar Advances, at all times during which any Applicable Rating Level set forth below is in effect, the rate per annum set forth below next to such Applicable Rating Level:

Applicable Rating Level	Applicable Margin for Eurodollar Advances	Applicable Margin for Base Rate Advances
1	1.55%	0.55%
2	1.75%	0.75%
3	1.90%	0.90%
4	2.05%	1.05%
5	2.40%	1.40%
6	2.75%	1.75%

A change in the Applicable Margin resulting from a change in the Applicable Rating Level shall become effective upon the date of announcement of a change in any Reference Rating that results in a change in the Applicable Rating Level.

“Applicable Rating Level” shall be determined in accordance with the then-applicable Reference Ratings as follows:

Reference Ratings	Applicable Rating Level
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of A- or higher or Reference Rating by Moody’s of A3 or higher	1
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BBB+ or Reference Rating by Moody’s of Baa1	2
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BBB or	3

Reference Rating by Moody’s of Baa2
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BBB- or Reference Rating by Moody’s of Baa3	4
One of the following ratings shall be in effect: Reference Rating by either S&P or Fitch of BB+ or Reference Rating by Moody’s of Ba1	5
All of the following ratings shall be in effect: Reference Rating by both of S&P and Fitch lower than BB+ (or unrated) and Reference Rating by Moody’s lower than Ba1 (or unrated)	6

In the event that none of Applicable Rating Levels 1, 2, 3, 4 or 5 shall be applicable, or no Reference Rating by any of S&P, Fitch and Moody’s shall be in effect, then the Applicable Rating Level shall be Applicable Rating Level 6; provided, however, if any of S&P, Fitch or Moody’s ceases to rate corporate debt obligations generally, then the Reference Ratings will be determined pursuant to the immediately following paragraph without reference to such rating agency. The Applicable Rating Level shall be redetermined on the date of announcement of a change in any of these Reference Ratings.

Notwithstanding the above, (i) if at any time there is a split among Reference Ratings by S&P, Fitch and Moody’s such that all three Reference Ratings fall in different Applicable Rating Levels, the Applicable Rating Level shall be determined by the Reference Rating that is neither the highest nor the lowest of the three Reference Ratings, and (ii) if at any time there is a split among Reference Ratings by S&P, Fitch and Moody’s such that two of such Reference Ratings are in one Level (the “Majority Level”) and the third rating is in a different Applicable Rating Level, the Applicable Rating Level shall be at the Majority Level.

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean Banc of America Securities LLC, Citigroup Global Markets Inc., RBS Securities Inc., BNP Paribas Securities Corp. and The Bank of Nova Scotia.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee in the form of Exhibit A.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.04(b).

“Auto-Reinstatement Letter of Credit” shall have the meaning specified in Section 2.04(c).

“Bank of America” shall have the meaning given such term in the preamble hereto.

“Base Rate” shall mean for any date a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (iii) the Eurodollar Rate plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” shall mean an Advance that bears interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Advances.

“BGE” shall mean Baltimore Gas and Electric Company.

“BGE Entity” shall mean RF Holdco, BGE and any of their Subsidiaries.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Bond Letter of Credit” shall mean any Letter of Credit issued to support certain obligations to pay the principal of, interest on and/or purchase or redemption price of Bonds.

“Bonds” shall mean industrial revenue bonds, pollution control revenue bonds (or similar obligations, however designated) issued pursuant to an Indenture between the Trustee and the Issuer named therein for which an LC Bank has issued or intends to issue a Bond Letter of Credit.

“Borrower” shall mean Constellation Energy Group, Inc., a Maryland corporation, and Exelon, as successor to the Borrower upon a merger of the Borrower into Exelon in accordance with Section 5.02(b).

“Borrowing” shall mean a borrowing consisting of (i) simultaneous Advances of the same Type and having the same interest period made by each of the Lenders pursuant to Section 2.03 or (ii) a Swingline Advance. All Advances (other than Swingline Advances) of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

“Borrowing Request” shall mean a request made pursuant to Section 2.03 in the form of Exhibit B.

“Business Day” shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York or the State of Maryland) on which banks are open for business in New York, New York and Baltimore, Maryland; provided, however, that, when used in connection with a Eurodollar Advance, the term “Business Day” shall also exclude any day that is not a London Banking Day.

“Cash Collateral Account” shall have the meaning specified in Section 7.02(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ComEd” shall mean Commonwealth Edison Company, an Illinois corporation, or any successor thereof.

“ComEd Debt” shall mean Debt of any ComEd Entity for which neither the Borrower nor any Subsidiary (other than another ComEd Entity) has any liability, contingent or otherwise.

“ComEd Entity” shall mean ComEd and each of its Subsidiaries.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender (i) to make Advances under this Agreement as set forth in Schedule I hereto, or any modification thereof delivered by the Administrative Agent on the Restatement Effective Date pursuant to the Amendment and Restatement Agreement, (ii) to refund or purchase participations in Swingline Advances pursuant to Section 2.03 and (iii) to purchase participations in Letters of Credit pursuant to Section 2.04, in each case, as such commitment may be permanently (A) terminated or reduced from time to time pursuant to Section 2.10(a), (b) or (c), or (B) modified from time to time pursuant to Section 9.04.

“Commitment Percentage” shall mean, as to any Lender as of any date of determination, the percentage describing such Lender’s pro rata share of the Commitments set forth in the Register from time to time.

“Commodity Trading Obligations” shall mean the obligations of Exelon or Genco under (i) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, commodity forward contract or derivative transaction and any put, call or other agreement, arrangement or transaction, including natural gas, power, electric energy, emissions forward contracts, renewable energy credits, or any combination of any such arrangements, agreements and/or transactions, employed in the ordinary course of Exelon or Genco’s business, including Exelon or Genco’s energy marketing, trading and asset optimization business, or (ii) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, commodity forward contract or derivative transaction and any put, call or other agreement or arrangement, or combination thereof (including an agreement or arrangement to hedge foreign exchange risks) in respect of commodities entered into by Exelon or Genco pursuant to asset optimization and risk management policies and procedures adopted pursuant to authority delegated by the Board of Directors of Genco or Exelon. The term “commodities” shall include electric energy and/or capacity, transmission rights, coal, petroleum, natural gas liquids, natural gas, fuel transportation rights, emissions allowances, weather derivatives and related products and by-products and ancillary services.

“Communication” shall have the meaning specified in Section 5.01(b).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constellation Nuclear” shall mean Constellation Energy Nuclear Group, LLC, a Maryland limited liability company.

“Constellation Nuclear Entity” shall mean Constellation Nuclear, LLC, CE Nuclear, LLC and Constellation Nuclear and its Subsidiaries.

“Convert”, “Conversion” and “Converted” each shall mean a conversion of Borrowings of one Type into Borrowings of another Type, or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Borrowings pursuant to the terms of this Agreement.

“Controlled Group” shall mean each person (as defined in Section 3(9) of ERISA) that, together with the Borrower or Exelon, would be deemed to be a “single employer” within the meaning of Section 414(b) or 414(c) of the Code.

“Credit Documents” shall mean this Agreement, the Amendment and Restatement Agreement, the Fee Letters and any Note.

“Credit Parties” shall have the meaning specified in Section 6.01.

“Custodian” shall mean, for any series of Bonds, any Person acting as bailee and agent for the Administrative Agent (on behalf of the applicable LC Bank with respect to such Bonds) under any Pledge Agreement or Indenture relating to such Bonds.

“Debt” shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

“Debtor Relief Law” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Defaulting Lender” shall mean, subject to Section 9.14(b), any Lender that, as determined by the Administrative Agent, (i) has failed to perform any of its funding obligations hereunder, including in respect of its Advances or participations in respect of Letters of Credit or Swingline Advances, within three Business Days after the date required to be funded by it hereunder, unless in respect of such Advances, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after request by the Administrative Agent or an LC Bank, to confirm in a manner satisfactory to the Administrative Agent or such LC Bank, as applicable, that it will comply with its funding obligations, or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, (B) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (C) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or the exercise of control over such Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Domestic Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eligible Assignee” shall mean any of the following entities: (i) a financial institution organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; and (ii) a financial institution organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such financial institution is acting through a branch or agency located in the United States.

“Eligible Successor” shall mean a Person that (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of Exelon, the Borrower or a Principal Subsidiary, as applicable, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) is acceptable to the Majority Lenders as a credit matter.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Eurocurrency Liabilities” shall have the meaning specified in Regulation D of the Board, as in effect from time to time.

“Eurodollar Advance” shall mean an Advance that bears interest at the Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Advances.

“Eurodollar Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” shall mean:

(i) for each Interest Period for each Eurodollar Advance made as part of the same Borrowing, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (A) the British Bankers Association’s London interbank offered rate for deposits in dollars (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two London Banking Days prior to the first day of such Interest Period for dollar deposits with a term equivalent to such Interest Period, or (B) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such interest period would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market at approximately 11:00 A.M. (London time) two London Banking Days prior to the first day of such Interest Period for a term equivalent to such Interest Period.

(ii) for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to (A) BBA LIBOR, at approximately 11:00 A.M. (London time) determined two London Banking Days prior to such date for dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (B) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Advance being made or maintained and with a term equal to one month would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Reserve Percentage” of any Lender for each Interest Period for each Eurodollar Advance shall mean the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” shall have the meaning specified in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Outstanding Credit or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Outstanding Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Exelon” shall have the meaning given such tem in the preamble hereto.

“Exelon Joinder Agreement” shall have the meaning specified in the Preliminary Statement.

“Extension of Credit” shall mean (i) the making of an Advance or (ii) (A) the issuance of a Letter of Credit or (B) the amendment of any Letter of Credit having the effect of increasing the maximum amount available to be drawn thereunder.

“Facility Fee Rate” shall mean, at all times during which any Applicable Rating Level is in effect, the rate per annum set forth below next to such Applicable Rating Level:

Applicable Rating Level	Facility Fee
1	0.20%
2	0.25%
3	0.35%
4	0.45%
5	0.60%
6	0.75%

A change in the Facility Fee Rate resulting from a change in the Applicable Rating Level shall become effective upon the date of announcement of a change in any Reference Rating that results in a change in the Applicable Rating Level.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of the Amendment and Restatement Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upwards to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” shall mean, collectively, (i) the Fee Letter, dated September 14, 2010, between the Borrower and Bank of America, (ii) the Fee Letter, dated September 14, 2010, among the Borrower, The Bank of Nova Scotia and BNP Paribas Securities Corp. and (iii) the Fee Letter, dated September 14, 2010, among the Borrower, Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., each as amended, modified or supplemented from time to time.

“Fitch” shall mean Fitch Ratings, Inc. or any successor thereto.

“Foreign Lender” shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fronting Commitment” shall mean, with respect to each LC Bank, the commitment of such LC Bank to issue Letters of Credit pursuant to Section 2.04, as such commitment may be modified from time to time upon agreement between the Borrower and such LC Bank. As of the date of the Amendment and Restatement Agreement, the Fronting Commitment of each of Bank of America, Citibank, N.A., The Royal Bank of Scotland plc, BNP Paribas and The Bank of Nova Scotia is $300,000,000.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (i) with respect to an LC Bank, such Defaulting Lender’s Commitment Percentage of the LC Outstandings other than LC Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Advances other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall have the meaning specified in Section 1.03.

“Genco” shall mean Exelon Generation Company, LLC, a Pennsylvania limited liability company, and its successors.

“Governmental Approval” shall mean any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” shall have the meaning specified in Section 6.01.

“Guaranty” shall have the meaning specified in Section 6.01.

“Hedging Obligations” shall mean with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Credit Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Indenture” shall mean, for any series of Bonds, the indenture pursuant to which such Bonds are issued and any supplement thereto relating to such Bonds.

“Interest Coverage Ratio” shall mean for any period of four consecutive fiscal quarters of Exelon, the ratio of Adjusted Funds From Operations for such period to Net Interest Expense for such period.

“Interest Expense” shall mean for any period, “interest expense” as shown on a consolidated statement of income of Exelon for such period prepared in accordance with GAAP.

“Interest Expense to Affiliates” shall mean for any period, “Interest Expense to Affiliates” as shown on a consolidated statement of income of Exelon for such period.

“Information” shall have the meaning specified in Section 9.14(a).

“Interest Payment Date” shall mean, with respect to any Advance, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Advance with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date for such Advance had successive Interest Periods of three months’ duration been applicable to any Advance and, in addition, the date of any prepayment of each Advance or Conversion of any Advance to an Advance of a different Type or having a new Interest Period.

“Interest Period” shall mean (i) as to any Eurodollar Advance, the period commencing on the date of such Advance or the date of the Conversion of any Advance into a Eurodollar

Advance and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, or such other period as the Borrower and all the Lenders may agree in any specific instance, and (ii) as to any Base Rate Advance, the period commencing on the date of such Advance or the Conversion of any Advance into a Base Rate Advance and ending on the earlier of (A) the Termination Date and (B) the last day of each fiscal quarter; provided, however, that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Advances only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period shall extend beyond the Termination Date.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer” shall mean, for any series of Bonds, the issuer of such Bonds under the applicable Indenture.

“Issuer Agreement” shall mean, for any series of Bonds, the agreement between the applicable Issuer and the Borrower pursuant to which (i) the proceeds of such Bonds are loaned by such Issuer to the Borrower, together with any promissory note or other instrument evidencing the Debt of the Borrower under such agreement, or (ii) the Borrower agrees to pay the purchase price of, or rent with respect to, the facilities financed or refinanced with the proceeds of such Bonds.

“LC Bank” shall mean, as to any Letter of Credit, Bank of America, Citibank, N.A., The Royal Bank of Scotland plc, BNP Paribas, The Bank of Nova Scotia or any other Lender that agrees to issue a Letter of Credit pursuant to Section 2.04, as applicable.

“LC Committed Amount” shall mean the amount of the aggregate Commitments, as the same may be reduced or increased from time to time pursuant to Section 2.10.

“LC Outstandings” shall mean, on any date of determination, the sum of (i) the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus (ii) the aggregate principal amount of all Unreimbursed LC Disbursements. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (if applicable to such Letter of Credit), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” shall have the meaning given such term in the preamble hereto.

“Letter of Credit” shall mean a standby or direct-pay letter of credit denominated in United States dollars (except for certain letters of credit issued and outstanding on the Restatement Effective Date) and issued by an LC Bank pursuant to Section 2.04, in each case, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

“Letter of Credit Application” shall mean, as to an LC Bank, an application and agreement for the issuance or amendment of a Letter of Credit in the applicable form for such LC Bank attached as Exhibit D, E, F, G or H (as applicable), or as otherwise from time to time in use by such LC Bank. Notwithstanding anything in a Letter of Credit Application to the contrary, in the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

“Letter of Credit Fee” shall have the meaning assigned to that term in Section 2.05(b).

“Lien” shall mean any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement in the nature of a security interest (including the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

“Loan Party” shall mean the Borrower and Exelon.

“London Banking Day” shall mean any day on which dealings in dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Majority Lenders” shall mean Lenders having Commitments representing in excess of 50% of the aggregate Commitments or, if the Commitments have been terminated, Lenders holding Outstanding Credits representing in excess of 50% of the Outstanding Credits; provided that the Commitment of, and the portion of the Outstanding Credits held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Change” and “Material Adverse Effect” each shall mean, relative to any occurrence, fact or circumstances of whatsoever nature (including any determination in any litigation, arbitration or governmental investigation or proceeding), (i) any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of Exelon and its consolidated Subsidiaries, taken as a whole (excluding ComEd Entities), provided that, except as otherwise expressly provided herein, the assertion against Exelon or any Subsidiary of liability for any obligation arising under ERISA for which Exelon or such Subsidiary bore joint and several liability with any ComEd Entity, or the payment by Exelon or any Subsidiary of any such obligation, shall not be considered in determining whether a Material Adverse Change or Material Adverse Effect has occurred); or (ii) any materially adverse effect on the validity or enforceability against the Borrower or Exelon of this Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a Plan that meets the definition in Section 4001(a)(3) of ERISA.

“Net Cash Flows From Operating Activities” shall mean for any period, “Net Cash Flows provided by Operating Activities” as shown on a consolidated statement of cash flows of

Exelon for such period prepared in accordance with GAAP, excluding any “Changes in assets and liabilities” (as shown on such statement of cash flows) taken into account in determining such Net Cash Flows provided by Operating Activities.

“Net Interest Expense” shall mean for any period, the total of (i) Interest Expense for such period minus (ii) Interest Expense to Affiliates for such period to the extent included in the amount referred to in clause (i) and related to (A) interest payments on Debt obligations that are subordinated to the obligations of Exelon under this Agreement or (B) interest on Nonrecourse Indebtedness minus (c) interest on ComEd Debt for such period.

“non-Defaulting Lender” shall mean at the time of determination, a Lender that is not a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning specified in Section 2.04(b).

“Nonrecourse Indebtedness” shall mean any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to Exelon or any of its Affiliates other than:

(i) recourse to the named obligor with respect to such Debt (the “Debtor”) for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

(ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

(iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

“Note” shall mean a promissory note of the Borrower issued pursuant to Section 2.06(e) at the request of a Lender, evidencing the Advances and in form satisfactory to the Administrative Agent, as such promissory note may be amended, modified, supplemented or replaced from time to time.

“Notice of Conversion” shall have the meaning assigned to that term in Section 2.03(b).

“Official Statement” shall mean, for any series of Bonds, the official statement, reoffering circular or similar disclosure document (however designated) relating to such Bonds and the applicable LC Bank with respect to such Bonds, as amended and supplemented from time to time, and all documents incorporated therein (or in any such supplement or amendment) by reference.

“Original Agreement Date” shall mean October 15, 2010.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Outstanding Credit or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Outstanding Credits” shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all Advances outstanding on such date plus (ii) the LC Outstandings on such date.

“Participant Register” shall have the meaning specified in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“PECO” shall mean PECO Energy Company, a Pennsylvania corporation, or any successor thereof.

“Permitted Encumbrance” shall mean (i) any right reserved to or vested in any municipality or other governmental or public authority (A) by the terms of any right, power, franchise, grant (including, without limitation, any financial assistance grant), license or permit granted or issued to Exelon or Genco or (B) to purchase or recapture or to designate a purchaser of any property of Exelon or Genco; (ii) any easement, restriction, exception or reservation in any property and/or right of way of Exelon or Genco for the purposes of roads, pipelines, transmission lines, distribution lines, transportation lines or removal of minerals or timber or for other like purposes or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which, in each case described in this clause (ii), whether considered individually or collectively with all other items described in this clause (ii), do not materially impair the use of the relevant property and/or rights of way for the purposes for which such property and/or rights of way are held by Exelon or Genco; (iii) rights reserved to or vested in any municipality or other Governmental Authority to control or regulate any property of Exelon or Genco or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by Exelon or Genco; and (iv) obligations or duties of Exelon or Genco to any municipality or other Governmental Authority that arise out of any franchise, grant, license or permit and that affect any property of Exelon or Genco (including, without limitation, obligations with respect to nuclear waste disposal and related arrangements).

“Permitted Obligations” shall mean (i) Hedging Obligations of Exelon or Genco arising in the ordinary course of business and in accordance with Genco’s (or Exelon’s) established risk management policies that are designed to protect Exelon or Genco against, as applicable, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the applicable obligations being hedged and (ii) Commodity Trading Obligations.

“Person” shall mean any natural person, corporation, limited liability company, business trust, joint venture, joint stock company, trust, association, company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Exelon or any other member of the Controlled Group has any liability (including contingent liability).

“Platform” shall have the meaning specified in Section 5.01.

“Pledge Agreement” shall mean, for any series of Bonds, the pledge agreement or custodian agreement (or similar agreement, however designated), among the Administrative Agent, the Borrower or a Subsidiary of the Borrower and the applicable Custodian with respect to such Bonds, setting forth certain terms relating to the pledge and/or ownership of any such Bonds pending the remarketing thereof pursuant to the applicable Remarketing Agreement. Without limiting the foregoing, any Indenture that contains the terms described in the preceding sentence shall also be considered to be a “Pledge Agreement”.

“Principal Subsidiary” shall mean each Subsidiary, other than PECO and its Subsidiaries, any BGE Entity, any ComEd Entity and, except as provided in the proviso below, any Constellation Nuclear Entity, (i) the consolidated assets of which, as of the date of any determination thereof, are at least equal to 10% of the consolidated assets of Exelon (after giving effect to the acquisition of the Borrower by Exelon) or (ii) the consolidated earnings before taxes of which are at least equal to 10% of the consolidated earnings before taxes of Exelon for the most recently completed fiscal year (and, in the case of the fiscal year ended December 31, 2011, after giving pro forma effect to the acquisition of the Borrower by Exelon); provided, that, regardless of whether Constellation Nuclear or any of its Subsidiaries is a consolidated Subsidiary of Exelon, (A) the Constellation Nuclear Entities shall be subject to being tested as Principal Subsidiaries under clauses (i) and (ii) above only at any time that Exelon shall own, directly or indirectly through one or more other Subsidiaries, 51% or more of the outstanding capital stock (or other comparable interest) of Constellation Nuclear having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency), and (B) the assets and earnings of Constellation Nuclear and its

Subsidiaries shall be included in the computation of the 10% tests set forth in clauses (i) and (ii) above, as applicable, only to the extent of Exelon’s proportional equity interest in Constellation Nuclear.

“Recipient” shall mean (i) the Administrative Agent, (ii) any Lender, (iii) the Swingline Lender and (iv) any LC Bank, as applicable.

“Reference Rating” by S&P, Fitch or Moody’s shall mean, at any time, the then in effect rating with respect to Exelon’s senior unsecured long-term public debt securities without third-party enhancement issued by S&P, Fitch or Moody’s, respectively.

“Register” shall have the meaning specified in Section 9.04(d).

“Related Documents” shall mean, for any series of Bonds, such Bonds and the Indenture, the Issuer Agreement, any Remarketing Agreement and any Pledge Agreement relating to such Bonds.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Remarketing Agent” shall mean, for any series of Bonds, any person acting in the capacity of remarketing agent for such Bonds pursuant to a Remarketing Agreement relating to such Bonds.

“Remarketing Agreement” shall mean, for any series of Bonds, any agreement or other arrangement pursuant to which the applicable Remarketing Agent has agreed to act in such capacity with respect to such Bonds tendered for purchase pursuant to the applicable Indenture.

“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and regulations issued under such Section with respect to a Single Employer Plan, excluding such events as to which the requirement of Section 4043(a) of ERISA that the PBGC be notified within 30 days after the occurrence of such event is waived under PBGC Regulation Section 4043, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Request for Issuance” shall mean a request made pursuant to Section 2.04(a) in the form of Exhibit C.

“RF Holdco” shall mean RF HoldCo LLC, a Delaware limited liability company.

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

“Single Employer Plan” shall mean a Plan, other than a Multiemployer Plan, maintained by the Borrower, Exelon or any other member of the Controlled Group for employees of Exelon or any other member of the Controlled Group.

“Subsidiary” shall mean with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other Subsidiaries). Unless otherwise indicated, each reference to a “Subsidiary” means a Subsidiary of Exelon.

“Swingline Advance” shall mean any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.03, and all such swingline loans collectively as the context requires.

“Swingline Commitment” shall mean the lesser of (i) an aggregate principal amount of $50,000,000 and (ii) the aggregate principal amount of the Unused Commitments.

“Swingline Lender” shall mean Bank of America, in its capacity as Swingline Lender.

“Swingline Outstandings” shall mean, at any time, the aggregate principal amount of all Swingline Advances outstanding at such time. The Swingline Outstandings of any Lender at any time shall be its Commitment Percentage of the total Swingline Outstandings at such time.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall mean the earlier to occur of (i) October 15, 2013, and (ii) the date of termination or reduction in whole of the Commitments in accordance with this Agreement.

“Trustee” shall mean, for any series of Bonds, the person acting in the capacity of trustee for the holders of such Bonds under the Indenture pursuant to which such Bonds were issued.

“Type”, when used in respect of any Advance or Borrowing, shall refer to the Rate by reference to which interest on such Advance or on the Advances comprising such Borrowing is determined. For purposes hereof, “Rate” shall mean the Eurodollar Rate or the Base Rate.

“Unfunded Liabilities” shall mean (i) in the case of any Single Employer Plan, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation date for such Plan using the actuarial assumptions set forth in the most recent actuarial valuation report for such Single Employer Plan, and (ii) in the case of any Multiemployer Plan, the Withdrawal Liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from such Multiemployer Plan.

“Unmatured Event of Default” shall mean any event which (if it continues uncured) will, with the lapse of time or notice or both, become an Event of Default (excluding any breach of Section 5.01(c), or Section 5.02(g), (h), (i) or (j), or Section 5.01(b) (solely with respect to notices relating to a breach of any of the foregoing specified Sections of this Agreement or relating to a breach of subsection (h) or (i) of Section 7.01).

“Unreimbursed LC Disbursement” shall mean the unpaid obligation (or, if the context so requires, the amount of such obligation) of the Borrower to reimburse an LC Bank for a payment made by such LC Bank under a Letter of Credit, but shall not include any portion of such obligation that has been repaid with the proceeds of Advances hereunder.

“Unused Commitment” shall mean, for any period from the date hereof to the Termination Date, the amount by which (i) the sum of the aggregate Commitments exceeds (ii) the daily average sum for such period of the aggregate principal amount of Outstanding Credits.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 2.17(f).

“Withdrawal Liability” shall have the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

Section 1.02. Terms Generally.

The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. References to any document, instrument or agreement, including any Credit Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms thereof and the terms of the Credit Documents. References to any Person shall include such Person’s successors and permitted assigns. The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision of such Credit Document.

Section 1.03. Accounting Principles.

(a) As used in this Agreement, “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing Exelon’s audited consolidated financial statements as of December 31, 2010 and for the fiscal year then ended, as such principles may be revised as a result of changes in GAAP implemented by Exelon subsequent to such date. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by Exelon reflect a change in GAAP that affects the computation of any financial ratio or requirement set forth herein (as contemplated by Section 1.03(b)), the compliance certificate delivered pursuant to Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements which reflect such change in GAAP to financial information that does not reflect such change to the extent relevant to the calculations set forth in such compliance certificate.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and Exelon or the Majority Lenders shall so request, the Administrative Agent, the Lenders and Exelon shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

(c) For purposes of any calculation or determination which is to be made on a consolidated basis (including compliance with Section 5.02(c)), such calculation or determination shall exclude any assets, liabilities, revenues and expenses that are included in Exelon’s financial statements from “variable interest entities” as a result of the application of FIN No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as updated through FIN No. 46-R and as modified by FIN No. 94.

Section 1.04. Time.

All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.

Section 1.05. Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Request for Issuance or Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE CREDITS

Section 2.01. Extensions of Credit.

(a) Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make Advances, at any time and from time to time until the Termination Date, to the Borrower in an aggregate principal amount at any time outstanding not to exceed such Lender’s Commitment minus an amount equal to such Lender’s Commitment Percentage multiplied by the Outstanding Credits at such time.

(b) At no time shall the Outstanding Credits exceed the aggregate Commitments. The Borrower agrees to prepay Advances (subject to payment of the breakage fee required pursuant to Section 9.05(b)(ii)), satisfy reimbursement obligations and/or deposit funds in the Cash Collateral Account in respect of undrawn Letters of Credit to the extent required to ensure compliance with this provision at all times.

(c) No more than ten Eurodollar Borrowings shall be outstanding at any one time.

(d) Within the foregoing limits, the Borrower may borrow, pay or prepay, subject to the limitations set forth in Sections 2.12(a), and reborrow Advances hereunder, on and after the date hereof and prior to the Termination Date, subject to the terms, conditions and limitations set forth herein.

Section 2.02. Advances.

(a) Each Advance (other than Swingline Advances, which shall be made by the Swingline Lender in accordance with Section 2.03) shall be made as part of a Borrowing consisting of Advances made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Advance shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Advance required to be made by such other Lender). The Advances (other than Swingline Advances) comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

(b) Each Borrowing (other than with respect to Swingline Advances) shall be comprised entirely of Eurodollar Advances or Base Rate Advances, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement. Subject to Section 2.01(c), Borrowings of more than one Type may be outstanding at the same time.

(c) Each Lender shall make each Advance to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, and the Administrative Agent shall, by 2:00 P.M., credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this subsection (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender’s failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate; provided, however, that should both the Borrower and such Lender repay the Administrative Agent in accordance with this sentence, the Administrative Agent will forthwith return the amount in excess of the portion due to it under this sentence to the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

Section 2.03. Borrowing and Conversion Procedures; Swingline Advances.

(a) In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 10:00 A.M. three Business Days before such Borrowing, and (b) in the case of a Base Rate Borrowing or a Swingline Advance, not later than 10:00 A.M. on the Business Day of such Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to comprise Eurodollar Advances or Base Rate Advances or will consist of a Swingline Advance; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Termination Date. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Swingline Advance shall be made and maintained as a Base Rate Advance at all times.

(b) The Borrower may on any Business Day, by delivering a notice of conversion (a “Notice of Conversion”) to the Administrative Agent not later than 10:00 A.M. on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.09 and 2.13, Convert any Borrowing of one Type or for one Interest Period into a Borrowing of another Type or for another Interest Period (other than Swingline Advances); provided, however, that any Conversion of any Eurodollar Borrowing shall be made on, and only on, the last day of an Interest Period. Each such Notice of Conversion shall be in substantially the form of Exhibit I hereto and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Borrowings to be Converted, (iii) if such Conversion will result in a Eurodollar Borrowing, the duration of the Interest Period for such Eurodollar Borrowing, and (iv) the aggregate amount of Borrowings proposed to be Converted. If the Borrower shall not have provided a Notice of Conversion with respect to any Eurodollar Borrowing on or prior to 10:00 A.M. on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of Eurodollar Advances, or if an Event of Default shall have occurred and be continuing on the third Business Day prior to the last day of the Interest Period with respect to any Eurodollar Borrowing, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Borrowing will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Borrowing.

(c) Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested or Converted if the Interest Period with respect thereto would end after the Termination Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender’s portion of the requested Borrowing or Conversion.

(d) Subject to the terms and conditions of this Agreement, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, may in its sole discretion make Swingline Advances to the Borrower from time to time from on or after the date hereof through, but not including, the Termination Date; provided, that the aggregate principal amount of all Swingline Outstandings (after giving effect to any amount requested), shall not exceed the Swingline Commitment, and that the Outstanding Credits of any Lender (after giving effect to any amount requested) shall not exceed such Lender’s Commitment; and provided further, that the Borrower shall not use the proceeds of any Swingline Advance to refinance any outstanding Swingline Advance. Each Swingline Advance shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Swingline Advance may be in the aggregate amount of the unused Swingline Commitment). The Borrower shall repay to the Swingline Lender the outstanding principal amount of all Swingline Advances on the earlier of (i) 10 Business Days after the date a Swingline Advance is made and (ii) the Termination Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow Swingline Advances, in each case under this Section 2.03.

(e) Swingline Advances shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Advances of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its Commitment Percentage of Advances required to repay Swingline Advances outstanding upon demand by the Swingline Lender but in no event later than 1:00 P.M. (Charlotte, North Carolina time) on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its Commitment Percentage of a Swingline Advance shall be affected by any other Lender’s failure to fund its Commitment Percentage of a Swingline Advance, nor shall any Lender’s Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Advance.

(f) The Borrower shall pay to the Swingline Lender on demand, the outstanding principal amount of all Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the outstanding principal amount of such Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding principal amount of the Swingline Advances requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Advance extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 5.01(b) and which such Event of Default has not been waived in accordance with Section 9.08).

(g) Each Lender acknowledges and agrees that its obligation to refund Swingline Advances (other than Swingline Advances extended after the occurrence and during the continuation of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 5.01(b) and which such Event of Default has not been waived in accordance with Section 9.08) in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article III. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Advance pursuant to this Section, any event described in Section 7.01(e) or (f) shall have occurred, each Lender will, on the date the applicable Advance would have been made, purchase an undivided participating interest in such Swingline Advance to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Advance. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt of such amount the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

Section 2.04. Letters of Credit.

(a) Upon the written request of the Borrower and subject to the terms and conditions hereof, an LC Bank, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall issue Letters of Credit hereunder for the account of the Borrower or any of its Subsidiaries; provided that the Borrower shall be the account party for the purposes of this Agreement and shall have the reimbursement obligations with respect thereto. Each Letter of Credit shall be issued in a form acceptable to the issuing LC Bank. Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than two Business Days’ (or such shorter period as may be agreed to by the Borrower and the applicable LC Bank) prior notice thereof by delivery of (x) a Request for Issuance of a Letter of Credit and (y) a Letter of Credit Application to such LC Bank (with a copy to the Administrative Agent, which shall promptly forward copies thereof to the Lenders). Each such Request for Issuance shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the earliest to occur of (x) one year after the date of issuance (or later, with the consent of the applicable LC Bank, subject to the limitation in clause (y) below) and (y) the fifth Business Day preceding the Termination Date; provided, that Auto-Extension Letters of Credit will be permitted, subject to the limitation in clause (y) above and subsection (b) below), (ii) the proposed stated amount of such Letter of Credit, (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such request for issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance of a Letter of Credit shall be irrevocable unless modified or rescinded by the Borrower not less than one Business Day prior to the proposed date of issuance (or effectiveness) specified therein. Unless the applicable LC Bank has received written notice from any Lender or the Administrative Agent, at least one Business Day prior to the requested date of issuance or amendment specified in such Request for Issuance, that one or more applicable conditions contained in Section 3.01 or 3.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable LC Bank shall, not later than 12:00 noon on such requested date, issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Borrower and to the Administrative Agent, in each case in accordance with the LC Bank’s usual and customary business practices. The Administrative Agent shall furnish (i) to each Lender, a copy of such notice and (ii) to each Lender that may so request, a copy of such Letter of Credit. The LC Bank shall provide to the Administrative Agent, on a monthly basis, a list of the amounts and expiration dates of all undrawn Letters of Credit, a copy of which list the Administrative Agent shall furnish to each Lender that may so request. No Letter of Credit shall be amended or modified after issuance (i) other than in accordance with its terms, which terms permit reductions by the beneficiary by delivery of a certificate attached to such Letter of Credit, or (ii) without the prior written consent of the Borrower, which consent may be sent by telecopy.

(b) If the Borrower so requests in any Request for Issuance or Letter of Credit Application, the applicable LC Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such LC Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such LC Bank, the Borrower shall not be required to make a specific request to such LC Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the day that is five Business Days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); provided, however, that such LC Bank shall not permit any such extension if (A) such LC Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.04(a) or (d) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that an Event of Default has occurred and is continuing.

(c) If the Borrower so requests in any Request for Issuance or Letter of Credit Application, the applicable LC Bank may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by such LC Bank, the Borrower shall not be required to make a specific request to such LC Bank to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Bank to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit; provided, however, that such LC Bank shall not permit any such reinstatement if such LC Bank has determined that it would not be permitted, or would have no obligation, at such time to reinstate such Letter of Credit under the terms hereof (by reason of the provisions of the first sentence of Section 2.04(d) or otherwise).

(d) No Letter of Credit shall be requested, issued, extended or reinstated hereunder if, after the issuance, extension or reinstatement thereof, (i) the LC Outstandings would exceed the LC Committed Amount, (ii) the Outstanding Credits would exceed the aggregate Commitments or (iii) the LC Outstandings with respect to all Letters of Credit issued by any LC Bank would exceed the Fronting Commitment of such LC Bank. No LC Bank shall be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Bank from issuing such Letter of Credit, (B) any law applicable to such LC Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Bank shall prohibit, or request that such LC Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such LC Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such LC Bank is not otherwise compensated hereunder) not in effect on the Original Agreement Date, or shall impose upon such LC Bank any unreimbursed loss, cost or expense that was not applicable on the Original Agreement Date and that such LC Bank in good faith deems material to it, (C) the issuance of such Letter of Credit would violate one or more policies of such LC Bank or (D) any Lender is at that time a Defaulting Lender, unless such LC Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to such LC Bank (in its sole discretion) with the Borrower or such Lender to eliminate such LC Bank’s actual or potential Fronting Exposure (after giving effect to Section 9.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Outstandings as to which such LC Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(e) The Borrower hereby agrees to pay to the Administrative Agent for the account of the applicable LC Bank, no later than the second Business Day following demand made by such LC Bank or the Administrative Agent, on and after the date on which such LC Bank shall pay any amount under any Letter of Credit issued by it, a sum equal to the amount so paid plus interest on such amount from the date so paid by such LC Bank until repayment to such LC Bank in full at a fluctuating interest rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Advances plus, if any amount paid by such LC Bank under a Letter of Credit is not reimbursed by the Borrower on or prior to the date when due under this clause (e) (whether with the proceeds of Advances or otherwise), 2%.

(f) If the Borrower shall not have reimbursed the LC Bank for any Unreimbursed LC Disbursement by 10:00 A.M. on the second Business Day following demand for payment by an LC Bank or the Administrative Agent pursuant to subsection (e) above, then, unless the Borrower shall have notified the Administrative Agent otherwise, the LC Bank shall promptly deliver notice of such failure to reimburse to the Administrative Agent, and the Borrower shall be deemed to have delivered to the Administrative Agent a Borrowing Request for a Borrowing to be made on such date comprising Base Rate Advances in an aggregate principal amount equal to the principal amount of such Unreimbursed LC Disbursement. The Administrative Agent shall deliver prompt notice of such Borrowing Request to the Lenders, and each Lender shall make the Advance to be made by it in connection with such Borrowing in accordance with Section 2.02(c); provided, however, the proceeds of such Advances shall be credited solely to the account of the applicable LC Bank in order to reimburse such LC Bank for such Unreimbursed LC Disbursement. If and to the extent that any Lender shall have funded its participation in such Unreimbursed LC Disbursement pursuant to subsection (h) below prior to the time that such Lender is required to fund its Advance under this subsection (f) pursuant to a Borrowing made to reimburse the LC Bank for such Unreimbursed LC Disbursement, then such participation interest shall be deemed to be such Lender’s Advance made as part of such Borrowing, and such Lender shall have no further obligation to fund an Advance as part of such Borrowing. Notwithstanding anything to the contrary in this subsection (f), if the conditions precedent to Extensions of Credit in Section 3.02 are not satisfied on the date the Borrowing Request described above is deemed to be given by the Borrower, then amounts funded by the Lenders under this subsection (f) will not constitute Advances hereunder but will constitute participations purchased by the Lenders in the applicable Unreimbursed LC Disbursement pursuant to subsection (h) below.

(g) Upon the issuance of any Letter of Credit by an LC Bank, such LC Bank hereby sells and transfers to each Lender, and each Lender hereby acquires from such LC Bank, an undivided interest and participation to the extent of such Lender’s Commitment Percentage in and to such Letter of Credit, including the obligations of such LC Bank under and in respect thereof and the Borrower’s reimbursement and other obligations in respect thereof, whether now existing or hereafter arising.

(h) Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable LC Bank in such Letter of Credit and the rights and obligations arising thereunder, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable LC Bank therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, if an LC Bank shall not have been reimbursed in full for any payment made by such LC Bank under any Letter of Credit on the date of such payment, such LC Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of such non-reimbursement and the amount thereof. Upon receipt of such notice from the Administrative Agent, each Lender shall pay to the Administrative Agent for the account of such LC Bank an amount equal to such Lender’s Commitment Percentage of such Unreimbursed LC Disbursement, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such LC Bank to the date of payment to such LC Bank by such Lender. All such payments by each Lender shall be made in United States dollars and in same day funds not later than 3:00 P.M. on the later to occur of (A) the Business Day immediately following the date of such payment by such LC Bank and (B) the Business Day on which such Lender shall have received notice of such non-reimbursement; provided, however, that if such notice is received by such Lender later than 11:00 A.M. on such Business Day, such payment shall be payable on the next Business Day. Each Lender agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If a Lender shall have paid to such LC Bank its ratable portion of any Unreimbursed LC Disbursement, together with all interest thereon required by the second sentence of this subsection (h), such Lender shall be entitled to receive its ratable share of all interest paid by the Borrower in respect of such Unreimbursed LC Disbursement. If such Lender shall have made such payment to such LC Bank, but without all such interest thereon required by the second sentence of this subsection (h), such Lender shall be entitled to receive its ratable share of the interest paid by the Borrower in respect of such Unreimbursed LC Disbursement only from the date it shall have paid all interest required by the second sentence of this subsection (h).

(i) The failure of any Lender to make any payment to an LC Bank in accordance with subsection (f) or (h) above shall not relieve any other Lender of its obligation to make payment, but neither such LC Bank nor any Lender shall be responsible for the failure of any other Lender to make such payment. If any Lender shall fail to make any payment to an LC Bank in accordance with subsection (f) or (h) above, then such Lender shall pay to such LC Bank forthwith on demand such corresponding amount together with interest thereon, for each day until the date such amount is repaid to such LC Bank at the Federal Funds Effective Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

(j) If any Lender shall fail to make any payment to an LC Bank in accordance with subsection (f) or (h) above, then, in addition to other rights and remedies that such LC Bank may have, the Administrative Agent is hereby authorized, at the request of such LC Bank, to withhold and to apply to the payment of such amounts owing by such Lender to such LC Bank and any related interest, that portion of any payment received by the Administrative Agent that would otherwise be payable to such Lender. In furtherance of the foregoing, if any Lender shall fail to make any payment to an LC Bank in accordance with subsection (f) or (h) above, and such failure shall continue for five Business Days following written notice of such failure from such LC Bank to such Lender, such LC Bank may acquire, or transfer to a third party acceptable to the Borrower, such acceptance, not to be unreasonably withheld, in exchange for the sum or sums due from such Lender, such Lender’s interest in the related Unreimbursed LC Disbursement and all other rights of such Lender hereunder in respect thereof, without, however, relieving such Lender from any liability for damages, costs and expenses suffered by such LC Bank as a result of such failure, and prior to such transfer, such LC Bank shall be deemed, for purposes of Section 2.15 and Article VII hereof, to be a Lender hereunder owed an Advance in an amount equal to the outstanding principal amount due and payable by such Lender to the Administrative Agent for the account of such LC Bank pursuant to subsection (f) or (h) above. The purchaser of any such interest shall be deemed to have acquired an interest senior to the interest of such Lender and shall be entitled to receive all subsequent payments that such LC Bank or the Administrative Agent would otherwise have made hereunder to such Lender in respect of such interest.

(k) The payment obligations of the Borrower under Section 2.04(e) in respect of any payment under any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto or to such Letter of Credit;

(ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;

(iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Person for which any such beneficiary or any such transferee may be acting), or any other Person, whether in connection with this Agreement, the transactions contemplated thereby or by such Letter of Credit, or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment in good faith by an LC Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

(vi) any failure to issue a Letter of Credit (or any amendment thereto) in accordance with the specifications set forth by the Borrower pursuant to Section 2.04(a), provided that the Borrower may cause such a Letter of Credit (or such amendment) to be replaced or rescinded if (A) it provides written notice to the applicable LC Bank (which shall promptly forward copies to the Administrative Agent for distribution to the Lenders) of any discrepancy from such specifications within three Business Days after the Borrower shall have received a copy of such Letter of Credit (or such amendment), (B) such discrepancy is material and consequential, and (C) the beneficiary of such Letter of Credit consents in writing to such replacement or revocation;

(vii) any claim or potential claim for breach of warranty by the applicable LC Bank, the Lenders or the Borrower against the beneficiary of a Letter of Credit;

(viii) any action or inaction taken or not taken by an LC Bank or any of its correspondents in connection with any Letter of Credit or any sight draft, certificate or other document presented pursuant thereto, if taken or not taken, as the case may be, in good faith and in conformity with applicable law.

(l) Without limiting any other provision of this Section 2.04, for purposes of this Section 2.04 each LC Bank and any of its respective correspondents:

(i) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by the Borrower, whether or not given or signed by an authorized person of the Borrower;

(ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with a Letter of Credit, whether transmitted by courier or facsimile, or for errors in interpretation of technical terms or in translation (and such LC Bank and its correspondents may transmit Letter of Credit terms without translating them), other than those errors resulting from gross negligence or willful misconduct of such LC Bank or such correspondent, as the case may be, as determined by a final judgment of a court of competent jurisdiction;

(iii) shall not be responsible, absent the gross negligence or willful misconduct of such LC Bank or its correspondents, as determined by a final judgment of a court of competent jurisdiction, for verifying the identity or authority of any signer of, or the form, accuracy, genuineness, falsification or legal effect of, any draft, certificate or other document presented under any Letter of Credit if such draft, certificate or other document on its face appears to be in order;

(iv) shall not be responsible for any acts or omissions by, or the solvency of, the beneficiary of any Letter of Credit or any other person or entity having any role in any transaction underlying such Letter of Credit;

(v) may accept or pay as complying with the terms and conditions of any Letter of Credit, any draft, certificate or other document appearing on its face (i) substantially to comply with the terms and conditions of such Letter of Credit, (ii) to be signed or presented by, or issued to any successor of, the beneficiary or any other person required or authorized by such Letter of Credit to sign or present any sight draft, certificate or other document under such Letter of Credit, including any administrator, executor, personal representative, trustee in bankruptcy, debtor in possession, liquidator, receiver, or successor by merger or consolidation, or any other person or entity purporting to act as the representative of or in place of any of the foregoing, or (iii) to have been signed, presented or issued after a change of name of the beneficiary of such Letter of Credit;

(vi) may disregard any discrepancies known to it in any Letter of Credit that do not reduce, in the good faith judgment of such LC Bank or its correspondents, the value of the performance to the Borrower by the beneficiary of such Letter of Credit in any transaction underlying such Letter of Credit;

(vii) shall not be responsible for the effectiveness or suitability of any Letter of Credit with respect to the Borrower’s purpose in requesting such Letter of Credit;

(viii) shall not be liable to the Borrower for any consequential or special damages, or for any damages resulting from any change in the value of any goods or other property subject to or underlying any Letter of Credit;

(ix) absent any gross negligence or willful misconduct on part of such LC Bank or its correspondents, as determined by a final judgment of a court of competent jurisdiction, may honor a previously dishonored presentation under a Letter of Credit, whether pursuant to court order, to settle or compromise any claim wrongfully dishonored, or otherwise, and shall be entitled to reimbursement of amounts paid under such Letter of Credit to the same extent as if such presentation had been honored initially; and

(x) may pay amounts owed to any paying or negotiating bank (designated or permitted by the terms of any Letter of Credit) claiming that it rightfully honored, under the laws or practices of the place where it is located, any sight draft, certificate or other document presented under any Letter of Credit.

None of the circumstances described in this Section 2.04(l) shall subject such LC Bank or any of its correspondents to any liability to the Borrower.

(m) The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the Administrative Agent, any LC Bank, the Lenders nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under a Letter of Credit, except that the Borrower shall have the right to bring suit against the applicable LC Bank, and the applicable LC Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower that the Borrower proves were caused by the applicable LC Bank’s willful misconduct or gross negligence, as determined by a final judgment of a court of competent jurisdiction, including the applicable LC Bank’s willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any LC Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such LC Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by such LC Bank. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the LC Bank for damages caused by any LC Bank’s willful misconduct or gross negligence, as determined by a final judgment of a court of competent jurisdiction.

(n) The Borrower acknowledges that the rights and obligations of the applicable LC Bank under any Letter of Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying such Letter of Credit. The applicable LC Bank may, without incurring any liability to the Borrower or impairing its entitlement to reimbursement under this Agreement, honor any Letter of Credit despite notice from the Borrower of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Letter of Credit or any other person. The applicable LC Bank shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of any Letter of Credit. The applicable LC Bank shall have no duty to seek any waiver of discrepancies from the Borrower, nor any duty to grant any waiver of discrepancies that the Borrower approves or requests. The applicable LC Bank shall have no duty to extend the expiration date or term of any Letter of Credit or, except as provided under Section 2.04(k)(vi), to issue a replacement letter of credit on or before the expiration date of such Letter of Credit or the end of such term. The applicable LC Bank shall not be liable to the Borrower under this Section 2.04(n) for any action or inaction by it, unless such action or inaction results from such LC Bank’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(o) Unless otherwise expressly agreed by the applicable LC Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit, provided that, if the Borrower wishes to opt out of Rule 3.14 of the ISP for a Letter of Credit, the Borrower must so request in the Request for Issuance and Letter of Credit Application for such Letter of Credit, and provided further that, if the applicable LC Bank is not so instructed, then Rule 3.14 of the ISP shall be deemed to apply to such Letter of Credit, and such Letter of Credit shall be deemed outstanding as indicated in the last sentence of the definition of “LC Outstandings”.

Section 2.05. Fees

(a) Facility Fee. In consideration of the Commitments being made available by the Lenders, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders, a facility fee equal to the Facility Fee Rate in effect from time to time multiplied by the aggregate amount of the Commitments from time to time (regardless of usage), payable in arrears on the last day of each March, June, September and December during the term of such Lender’s Commitment and on the Termination Date.

(b) Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee (the “Letter of Credit Fee”), at a rate per annum equal to the Applicable Margin with respect to Eurodollar Advances on the daily average amount of each such Lender’s Commitment Percentage multiplied by the LC Outstandings, from the date hereof until the later to occur of the Termination Date and the date on which no Letters of Credit in which such Lender is obligated to participate are outstanding, payable in arrears on the last day of each March, June, September and December during the term of such Lender’s Commitment, and on such later date.

(c) Additional Fees. The Borrower shall pay to the Administrative Agent, for its own account, and to the Arrangers, for their own respective accounts, such other fees as are required to be paid to it under the Fee Letters. The Borrower shall pay to each LC Bank, for its own account, such other fees relating to the issuance of Letters of Credit as have been or may from time to time be agreed between them.

(d) Nonrefundable; Basis for Calculation. Once paid, none of the facility fees, the Letter of Credit Fees or other fees provided for in this Section 2.05 shall be refundable under any circumstances. All fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

Section 2.06. Repayment of Advances; Evidence of Indebtedness.

(a) The outstanding principal balance of each Advance, together with accrued and unpaid interest thereon shall be due and payable on the Termination Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type of each Advance made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Advances and interest thereon in accordance with their terms.

(e) Any Lender may request that its Advances be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.04) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.04, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in subsections (a) and (b) above.

Section 2.07. Interest.

(a) Subject to the provisions of subsection (d) below and Sections 2.08, 2.09 and 2.13, the Advances comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days), at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b) Subject to the provisions of Sections 2.08, the Advances comprising each Swingline Advance shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365/366 days) at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Advances.

(c) Subject to the provisions of Section 2.08, the Advances comprising each Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365/366 days) at a rate per annum equal to the Base Rate plus the Applicable Margin.

(d) Interest on each Advance shall be payable in arrears on each Interest Payment Date applicable to such Advance except as otherwise provided in this Agreement.

(e) The Borrower shall pay to the Administrative Agent for the account of each Lender any costs actually incurred by such Lender in connection with making or maintaining Extensions of Credit hereunder that are attributable to such Lender’s compliance with regulations of the Board requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Advance of such Lender, from the date such Advance is made until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each Interest Payment Date for such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent at least two Business Days prior to the relevant Interest Payment Date, provided, that failure to so notify the Borrower shall not constitute a waiver of such Lender’s right to request and receive additional interest under this subsection (d). A certificate as to the amount of such additional interest, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Each Lender claiming any additional interest payable pursuant to this subsection shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional interest that may thereafter be due and payable and would not, in the good faith determination of such Lender, be otherwise disadvantageous to such Lender.

Section 2.08. Default Interest.

Except as otherwise provided in Section 2.04(e), if and for so long as an Event of Default shall have occurred and be continuing, each Advance outstanding hereunder shall bear interest at the rate otherwise applicable to such Advance plus 2%. Without limiting the foregoing, if the Borrower shall default in the payment of any amount becoming due hereunder (other than the principal amount of any Advance), whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.07(c)) equal to the Base Rate plus the Applicable Margin for Base Rate Advances plus 2%.

Section 2.09. Alternate Rate of Interest.

In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Advances comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for a Base Rate Borrowing and (y) each Eurodollar Advance then outstanding will automatically, on the last day of the then applicable Interest Period therefor, Convert into a Base Rate Advance. In the event the Majority Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Advances during any Interest Period, the Administrative Agent shall notify the Borrower of such notice and until the Majority Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, (A) any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for a Base Rate Borrowing and (B) each Eurodollar Advance then outstanding will automatically, on the last day of the then applicable Interest Period therefor, Convert into a Base Rate Advance. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

Section 2.10. Termination and Reduction of Commitments.

(a) The Commitments shall automatically terminate on the Termination Date.

(b) Upon at least three Business Days’ prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000, (ii) no such termination or reduction shall be made that would reduce the aggregate Commitments to an amount (A) less than the Outstanding Credits on the date of such termination or reduction (after giving effect to Section 2.11(b)) or (B) less than $25,000,000, unless the result of such termination or reduction referred to in this clause (B) is to reduce the aggregate Commitments to $0 and (iii) the definition of “LC Committed Amount” set forth in Section 1.01 shall be deemed amended to reflect an LC Committed Amount equal to the aggregate Commitments following such reduction. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10(b) and of each Lender’s portion of any such termination or reduction of the aggregate Commitments.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Once terminated, a Commitment may not be reinstated. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Commitments, the fees payable on the Commitments under Section 2.05 so terminated or reduced accrued through the date of such termination or reduction.

Section 2.11. Prepayment.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 A.M. three Business Days prior to prepayment, in the case of Eurodollar Advances, and (ii) before 10:00 A.M. one Business Day prior to prepayment, in the case of Base Rate Advances; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b) If at any time (i) the aggregate Outstanding Credits exceed the aggregate Commitments or (ii) the aggregate LC Outstandings exceed the LC Committed Amount, the Borrower shall pay or prepay so much of the Borrowings and/or deposit funds in the Cash Collateral Account in respect of undrawn Letters of Credit outstanding on such date, as applicable, as shall be necessary in order that the Outstanding Credits will not exceed the Commitments and the LC Outstandings will not exceed the LC Committed Amount.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 9.05(b) but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

Section 2.12. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision herein, if after the Original Agreement Date the enactment of any new law or regulation, or any change in applicable existing law or regulation, or in the interpretation or administration of the foregoing by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law), including, without limitation, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, adopted or issued, shall change the basis of taxation of payments to any Lender hereunder (except for changes in respect of (i) Indemnified Taxes, (ii) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (iii) Connection Income Taxes), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender’s Commitment or any Extension of Credit made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Extension of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed in good faith by such Lender to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.12(c), promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that the adoption after the Original Agreement Date of any law, rule, regulation or guideline promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities or the adoption after the Original Agreement Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, such Lender’s Commitment or the Extensions of Credit made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid by the Borrower to such Lender. For the avoidance of doubt, this Section 2.12(b) shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy.

(c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the Original Agreement Date, that it has determined will require compensation by the Borrower pursuant to this Section 2.12. If any such law, rule, regulation, guideline or other change or condition described in this Section 2.12 shall later be held by a court of competent jurisdiction to be invalid or inapplicable to the Borrower or such Lender, such Lender shall promptly refund to the Borrower any amounts previously paid by the Borrower to such Lender pursuant to this Section 2.12.

(d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period; provided that such Lender shall not be entitled to demand compensation hereunder if such demand is made more than 90 days following the later of such Lender’s incurrence or sufferance thereof and such Lender’s actual knowledge of the event giving rise to such Lender’s rights under this Section. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

(e) Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

Section 2.13. Change in Legality.

(a) Notwithstanding any other provision herein, if the introduction of, or any change in, any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Advance, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

(i) declare that Eurodollar Advances will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Advance unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

(ii) require that all outstanding Eurodollar Advances made by it be Converted to Base Rate Advances, in which event all such Eurodollar Advances shall be automatically Converted to Base Rate Advances as of the effective date of such notice as provided in subsection (b) below.

Prior to any Lender giving notice to the Borrower under this Section 2.13, such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such event of illegality and would not, in the sole reasonable determination of such Lender, be otherwise disadvantageous to such Lender. In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Advances that would have been made by such Lender or the Converted Eurodollar Advances of such Lender shall instead be applied to repay the Base Rate Advances made by such Lender in lieu of, or resulting from the Conversion of, such Eurodollar Advances.

(b) For purposes of this Section 2.13, a notice by any Lender shall be effective as to each Eurodollar Advance, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Advance; in all other cases such notice shall be effective on the date of receipt.

Section 2.14. Pro Rata Treatment.

Except as required under Section 2.07(e), 2.12, 2.13, 2.17 or 9.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Advances, each payment of facility fees and Letter of Credit Fees, each reduction of the Commitments and each Conversion of any Advance by the Borrower shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective Outstanding Credits of the Lenders); provided further, that the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender). For purposes of determining the available or used Commitments at any time, the LC Outstandings shall be deemed to have utilized the Commitments of the Lenders pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. Notwithstanding the foregoing, in connection with an extension of the Termination Date described in the last proviso in the first sentence of Section 9.08(b), this Agreement may provide for an increase in or otherwise different fees, margins and other amounts payable to the extending Lenders relative to the amounts payable to Lenders that do not consent to the extension.

Section 2.15. Sharing of Setoffs.

Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Extension of Credit, in any case as a result of which the unpaid principal portion of its Extensions of Credit shall be proportionately less than the unpaid principal portion of the Extensions of Credit of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Extensions of Credit of such other Lender, so that the aggregate unpaid principal amount of the Extensions of Credit and participations in the Extensions of Credit held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Extensions of Credit then outstanding as the principal amount of its Extensions of Credit prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Extensions of Credit outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of cash collateral provided for in Section 7.02, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitment, including pursuant to Section 2.18. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Extension of Credit deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made an Extension of Credit in the amount of such participation.

Section 2.16. Payments.

(a) The Borrower shall make each payment (including principal of or interest on any Borrowing, any fees, any reimbursements in respect of Letters of Credit that have been paid by any Lender or other amounts) hereunder without setoff, counterclaim, defense, recoupment or other deduction from an account in the United States not later than 12:00 noon on the date when due in dollars to the Administrative Agent at its offices specified in Section 9.01, in immediately available funds.

(b) Whenever any payment (including principal of or interest on any Borrowing, any fees, any reimbursements in respect of Letters of Credit that have been paid by any Lender or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

Section 2.17. Taxes.

(a) For purposes of this Section 2.17, the term “Lender” includes any LC Bank and the Swingline Lender.

(b) Any and all payments by or on account of any obligation of any Loan Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of the Amendment and Restatement Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.18. Assignment of Commitments Under Certain Circumstances.

In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.12 or 2.13, or the Borrower shall be required to make additional payments to any Lender under Section 2.09 or 2.17, or any Lender shall be a Defaulting Lender, or any Lender shall not consent to an amendment that requires the consent of such Lender and to which the Majority Lenders have consented, the Borrower shall have the right, at its own expense, upon notice to such Lender, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all such Lender’s interests, rights and obligations under this Agreement and the other Credit Documents including without limitation in all interests in outstanding Letters of Credit, to another Eligible Assignee identified by the Borrower and approved by the Administrative Agent, the Swingline Lender and each LC Bank to the extent required for assignments under Section 9.04(b), which financial institution shall assume such obligations of such Lender for consideration equal to the outstanding principal amount of such Lender’s Advances, and if satisfactory arrangements are made for the payment to such Lender of interest and fees accrued hereunder to the date of such transfer and all other amounts payable hereunder to such Lender on or prior to the date of such transfer, including, without limitation, amounts payable under Section 9.05(b); provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (ii) the assignee or the Borrower, as the case may be, shall pay to the assignor in immediately available funds on or prior to the date of such assignment the principal of and interest accrued to the date of payment on the Extensions of Credit made by such assignor hereunder and all other amounts accrued for its account or owed to it hereunder and (iii), if the assignee is not a Lender prior to such assignment, the Borrower shall have paid to the Administrative Agent an administrative fee of $3,500 on or prior to the date of such assignment.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Effectiveness.

This Agreement shall become effective, and shall be deemed to be dated as of, the Restatement Effective Date (as defined in the Amendment and Restatement Agreement).

Section 3.02. Conditions Precedent to Each Extension of Credit.

The obligation of each Lender to make Advances to be made by it (including the initial Advance to be made by it), the obligation of each LC Bank to issue Letters of Credit (including the initial Letter of Credit to be issued by it) or to amend any such Letter of Credit so as to increase the stated amount thereof and the obligation of the Swingline Lender to make any

Swingline Advance shall be subject to the further conditions precedent that on the date of such Extension of Credit, the following statements shall be true (and each of the giving of the applicable notice or request by the Borrower with respect to such Extension of Credit and the acceptance of such Extension of Credit shall constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

(a) The representations and warranties contained in Section 4.01 (excluding the representations and warranties set forth in Section 4.01(e)(ii) and the first sentence of Section 4.01(f)) are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date; and

(b) No event has occurred and is continuing or would result from such Extension of Credit, or from the application of the proceeds therefrom, that constitutes an Event of Default or, except in the case of a Borrowing that would not increase the aggregate principal amount of Outstanding Credits, an Unmatured Event of Default.

Section 3.03. Conditions to Issuance of All Bond Letters of Credit.

The obligation of an LC Bank to issue any Bond Letter of Credit in connection with any series of Bonds shall be subject to the satisfaction of the conditions precedent set forth in Section 3.02 and each of the further conditions precedent set forth below.

(a) Documents. On or prior to the date of such issuance, the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent and the applicable LC Bank with respect to such Bonds:

(i) counterparts of any Pledge Agreement relating to such Bonds, duly executed by the Borrower, the Administrative Agent and the applicable Custodian;

(ii) certified copies of the applicable Related Documents (which, in the case of the applicable Bonds, may be a specimen of such Bonds), other than any Pledge Agreement delivered pursuant to clause (i) above;

(iii) certified copies of the resolutions of the Board of Directors of the Borrower providing for the basis for authorization of the Related Documents to which the Borrower is a party in connection with such Bond Letter of Credit, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to such Related Documents;

(iv) if such Bond Letter of Credit is to be issued on or about the date of issuance of the applicable Bonds, a certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign any Related Document to which the Borrower is a party in connection with such Bond Letter of Credit and any other document to be delivered on behalf of the Borrower in connection with the issuance of such Bond Letter of Credit (together with a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate in this clause);

(v) a copy of the Official Statement relating to the Bonds to be supported by such Bond Letter of Credit;

(vi) if a Pledge Agreement is being delivered pursuant to clause (i) above, a certificate of an authorized officer of the applicable Custodian certifying the names and true signatures of the officers of such Custodian authorized to sign the applicable Pledge Agreement;

(vii) a certificate of an authorized officer of the applicable Trustee certifying the names and true signatures of the officers of such Trustee authorized to make drawings under such Bond Letter of Credit;

(viii) favorable opinions of counsel to the Borrower and the applicable Issuer, in each case, with respect to the Related Documents to which each such Person is a party and such other matters as the Administrative Agent and the applicable LC Bank may reasonably request, or if such opinions were given with respect to such Related Documents prior to the date of issuance of such Bond Letter of Credit, reliance letters from counsel to the Borrower and the applicable Issuer permitting the applicable LC Bank to rely on such opinions;

(ix) a reliance letter from bond counsel relating to the Bonds to be supported by such Bond Letter of Credit permitting the Lenders to rely on the approving opinion of bond counsel with respect to such Bonds; and

(x) such other documents, certificates, opinions, approvals and filings with respect to the applicable Related Documents as the Administrative Agent or the applicable LC Bank may reasonably request in writing.

(b) Further Representations and Warranties. On the date of such issuance, the following statements shall be true and correct, and the Administrative Agent shall have received on or before such date for the account of the Bank a certificate signed by a duly authorized officer of the Borrower, dated such date, stating that the following representations and warranties are true and correct in all material respects on and as of such date, as though made on and as of such date:

(i) The execution, delivery and performance by the Borrower of each Related Document to which the Borrower is a party in connection with such Bond Letter of Credit, and the consummation of the transactions contemplated thereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any law or any material contractual restriction binding on or affecting the Borrower or its Subsidiaries.

(ii) Each Related Document to which the Borrower is a party in connection with such Bond Letter of Credit has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(iii) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Borrower of any Related Document to which the Borrower is a party in connection with such Bond Letter of Credit, except for such Governmental Approvals that will have been obtained and will be in full force and effect on or prior to the date of execution and delivery of such Related Documents.

(iv) No default has occurred and is continuing, or would result from the execution, delivery or performance by the Borrower of this Agreement, under the Bonds related to such Bond Letter of Credit or the other Related Documents to which the Borrower is a party in connection with such Bond Letter of Credit.

Section 3.04. Reliance on Certificates.

The Lenders, the LC Banks, the Swingline Lender and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of Borrower as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable thereto, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrower.

Each Loan Party represents and warrants as follows:

(a) Such Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The execution, delivery and performance by such Loan Party of this Agreement are within such Loan Party’s powers, have been duly authorized by all necessary organizational action on the part of such Loan Party, and do not and will not contravene (i) the organizational documents of such Loan Party, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of such Loan Party or any Subsidiary of such Loan Party.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Loan Party of this Agreement and any other Credit Document to which such Loan Party is a party, except any order that has been duly obtained and is (i) in full force and effect and (ii) sufficient for the purposes hereof.

(d) This Agreement is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(e) (i) The consolidated balance sheet of Exelon and its Subsidiaries as at December 31, 2010 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows of Exelon and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, copies of which have been furnished to each Lender, fairly present in all material respects the consolidated financial condition of Exelon and its Subsidiaries as at such date and the consolidated results of the operations of Exelon and its Subsidiaries for the period ended on such date in accordance with GAAP; and (ii) since December 31, 2010, there has been no Material Adverse Change.

(f) Except as disclosed in either Exelon’s or the Borrower’s Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Lenders prior to the Restatement Effective Date, there is no pending or threatened action, investigation or proceeding affecting Exelon or any Subsidiary before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect. There is no pending or threatened action or proceeding against Exelon or any Subsidiary that purports to affect the legality, validity, binding effect or enforceability against any Loan Party of this Agreement.

(g) No proceeds of any Advance have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

(h) No Loan Party is engaged principally , or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of Exelon and its Subsidiaries is represented by margin stock.

(i) No Loan Party is required to register as an “investment company” under the Investment Company Act of 1940.

(j) During the twelve consecutive month period prior to the Restatement Effective Date and prior to the date of any Extension of Credit, no steps have been taken by Exelon or any Controlled Group member or, to the knowledge of any Loan Party, by any other Person to terminate any Plan (excluding any termination arising out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding so long as such termination would not constitute an Event of Default or Unmatured Event of Default under Section 7.01(g)), and there has been no failure to satisfy the minimum funding standard described in Section 412(a)(2) of the Code with respect to any Single Employer Plan that would reasonably be expected to result in a lien pursuant to Section 430(k) of the Code. To the knowledge of any Loan Party, no condition exists or event or transaction has occurred with respect to any Plan which would reasonably be expected to result in the incurrence by the Borrower, Exelon or any other member of the Controlled Group of any material liability (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business), fine or penalty (excluding any condition, event or transaction arising out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding so long as such condition, event or transaction does not constitute an Event of Default or Unmatured Event of Default under Section 7.01(g)).

ARTICLE V

COVENANTS OF THE BORROWER

Section 5.01. Affirmative Covenants.

Each Loan Party agrees that so long as any amount payable by any Loan Party hereunder remains unpaid, any Letter of Credit remains outstanding or the Commitments have not been terminated, each Loan Party will, and, in the case of Section 5.01(a), Exelon will cause its Principal Subsidiaries to, unless the Majority Lenders shall otherwise consent in writing:

(a) Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes.

(i) keep proper books of record and account, all in accordance with generally accepted accounting principles in the United States, consistently applied;

(ii) subject to Section 5.02(b), preserve and keep in full force and effect its existence;

(iii) maintain and preserve all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

(iv) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including those of any governmental authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have a Material Adverse Effect;

(v) maintain insurance with responsible and reputable insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party and (in the case of Exelon) its Principal Subsidiaries operate;

(vi) at any reasonable time and from time to time, pursuant to prior notice delivered to such Loan Party, permit any Lender, or any agent or representative of any thereof, to examine and, at such Lender’s expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, such Loan Party and (in the case of Exelon) any Principal Subsidiary and to discuss the affairs, finances and accounts of such Loan Party and (in the case of Exelon) any Principal Subsidiary with any of their respective officers;

(vii) use the proceeds of the Advances for general corporate purposes (including the refinancing of its commercial paper and the making of acquisitions), but in no event for any purpose that would be contrary to Section 4.01(g) or 4.01(h); and

(viii) pay, prior to delinquency, all of its federal income taxes and other material taxes and governmental charges, except to the extent that (A) such taxes or charges are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or (B) failure to pay such taxes or charges would not reasonably be expected to have a Material Adverse Effect.

(b) Reporting Requirements. Furnish to the Lenders:

(i) as soon as possible, and in any event within five Business Days after the occurrence of any Event of Default or Unmatured Event of Default with respect to such Loan Party continuing on the date of such statement, a statement of an authorized officer of such Loan Party setting forth details of such Event of Default or Unmatured Event of Default and the action which such Loan Party proposes to take with respect thereto;

(ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Exelon, and solely to the extent the Borrower files a Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the Borrower, a copy of such Loan Party’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter (or, if Exelon is not required to file a Quarterly Report on Form 10-Q, copies of an unaudited consolidated balance sheet of Exelon as of the end of such quarter and the related consolidated statement of operations of Exelon for the portion of its fiscal year ending on the last day of such quarter, in each case prepared in accordance with GAAP, subject to the absence of footnotes and to year-end adjustments), together with a certificate of an authorized officer of such Loan Party stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which such Loan Party proposes to take with respect thereto;

(iii) as soon as available and in any event within 105 days after the end of each fiscal year of Exelon, and, solely to the extent the Borrower files an Annual Report on Form 10-K with the Securities and Exchange Commission, a copy of such Loan Party’s Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year (or, if Exelon is not required to file an Annual Report on Form 10-K, the consolidated balance sheet of Exelon and its subsidiaries as of the last day of such fiscal year and the related consolidated statements of operations, changes in shareholders’ equity (if applicable) and cash flows of Exelon for such fiscal year, certified by PricewaterhouseCoopers LLP or other certified public accountants of recognized national standing), together with a certificate of an authorized officer of such Loan Party stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which such Loan Party proposes to take with respect thereto;

(iv) concurrently with the delivery of the quarterly and annual reports of Exelon referred to in Sections 5.01(b)(ii) and 5.01(b)(iii), a compliance certificate in substantially the form set forth in Exhibit J, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of Exelon;

(v) except as otherwise provided in clause (ii) or (iii) above, promptly after the sending or filing thereof, copies of all reports that Exelon sends to its security holders generally, and copies of all Reports on Form 10-K, 10-Q or 8-K, and registration statements and prospectuses that any Loan Party or any Subsidiary of such Loan Party files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee purchase, benefit or dividend reinvestment plans of such Loan Party or a Subsidiary of a Loan Party);

(vi) promptly upon becoming aware of the institution of any steps by Exelon or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under Section 430(k) of the Code, or the taking of any action with respect to a Plan which could result in the requirement that the Borrower or Exelon furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower, Exelon or any other member of the Controlled Group of any material liability, fine or penalty, notice thereof and a statement of an authorized officer of Exelon as to the action the Borrower, Exelon or such member of the Controlled Group proposes to take with respect thereto;

(vii) promptly upon becoming aware thereof, notice of any change in any reference Rating; and

(viii) such other information respecting the condition, operations or business, financial or otherwise, of such Loan Party or any Subsidiary of such Loan Party as any Lender, through the Administrative Agent, may from time to time reasonably request (including any information that any Lender reasonably requests in order to comply with its obligations under any “know your customer” or anti-money laundering laws or regulations).

Each Loan Party may provide information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Section 5.01(b) and all other notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any communication that (i) relates to a request for an Extension of Credit, (ii) relates to the payment of any amount due under this Agreement prior to the scheduled date therefor or any reduction of the Commitments, (iii) provides notice of any Event of Default or Unmatured Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to any Extension of Credit hereunder (any non-excluded communication described above, a “Communication”), electronically (including by posting such documents, or providing a link thereto, on Exelon’s Internet website). Any document readily available on-line through the “Electronic Date Gathering Analysis and Retrieval” system (or any successor system thereof) maintained by the Securities and Exchange Commission (or any succeeding Governmental Authority), shall be deemed to have been furnished to the Administrative Agent for purposes of this Section 5.01(b) when the Borrower sends to the Administrative Agent notice

(which may be by electronic mail) that such documents are so available. Notwithstanding the foregoing, each Loan Party agrees that, to the extent requested by the Administrative Agent or any Lender, it will continue to provide “hard copies” of Communications to the Administrative Agent or such Lender, as applicable.

Each Loan Party further agrees that the Administrative Agent may make Communications available to the Lenders by posting such Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATION OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY COMMUNICATION OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL THE ADMINISTRATIVE AGENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THE PLATFORM OR THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

Each Lender agrees that notice to it (as provided in the next sentence) specifying that a Communication has been posted to the Platform shall constitute effective delivery of such Communication to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent from time to time of the e-mail address to which the foregoing notice may be sent and (ii) that such notice may be sent to such e-mail address.

(c) Control of Purchased Bonds. So long as any Bond Letter of Credit issued for the account of the Borrower shall remain outstanding, cause each Bond purchased with the proceeds of such Bond Letter of Credit to be subject to the Lien of an applicable Pledge Agreement or otherwise registered in the name of the applicable LC Bank, the Administrative Agent or any nominee of such LC Bank or of the Administrative Agent pending the remarketing of such Bonds pursuant to the applicable Remarketing Agreement and the other applicable Related Documents; provided that such LC Bank and the Administrative Agent agree that in the event such Bonds are remarketed, such Bonds or certificates of indebtedness shall be released and delivered to the Trustee.

Section 5.02. Negative Covenants.

Exelon agrees that so long as any amount payable by any Loan Party hereunder remains unpaid, any Letter of Credit remains outstanding or the Commitments have not been irrevocably terminated (except with respect to Section 5.02(a), which shall be applicable only as of the date hereof and at any time any Advance or Letter of Credit is outstanding or is to be made or issued, as applicable), Exelon will not, without the written consent of the Majority Lenders:

(a) Limitation on Liens. Create, incur, assume or suffer to exist, or permit Genco to create, incur, assume or suffer to exist, any Lien on its property, revenues or assets, whether now owned or hereafter acquired, except as follows:

(i) Liens for taxes, assessments or governmental charges, levies, or fines (including such amounts arising under environmental law) on property of Exelon or Genco if the same shall not at the time be delinquent or thereafter can be paid without a material penalty, or are being contested in good faith and by appropriate proceedings;

(ii) Liens imposed by law, such as carriers’, warehousemen’s, landlords’ repairmen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business;

(iii) Liens on the capital stock of or any other equity interest in any Subsidiary (other than (A) Genco and any holding company for Genco and (B) if it is a Subsidiary, PECO and any holding company for PECO) to secure Nonrecourse Indebtedness;

(iv) Liens upon or in any property acquired in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property;

(v) Liens existing on property at the time of the acquisition thereof (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause (iii));

(vi) Liens granted in connection with any financing arrangement for the purchase of nuclear fuel or the financing of pollution control facilities, limited to the fuel or facilities so purchased or acquired;

(vii) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts, provided that any such sale, transfer or financing shall be on arms’ length terms;

(viii) Liens securing Permitted Obligations and reimbursement obligations in respect of letters of credit issued to support Permitted Obligations (for the avoidance of doubt, the ERCOT program and any other similar agreement or arrangement, including with any Independent System Operator, are permitted under this clause (viii));

(ix) Permitted Encumbrances;

(x) Liens arising in connection with sale and leaseback transactions entered into by Genco or Exelon, but only to the extent that the aggregate purchase price of all assets sold by Genco and Exelon during the term of this Agreement pursuant to such sale and leaseback transactions does not exceed $1,000,000,000;

(xi) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, compensation arrangements, supplemental retirement plans arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, compensation arrangements, supplemental retirement plans or other social security or similar legislation;

(xii) Liens constituting attachment, judgment and other similar Liens arising in connection with court proceedings to the extent not constituting an Event of Default under Section 7.01(f);

(xiii) Liens created in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings;

(xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xv) Liens in the nature of rights of setoff, bankers’ liens, revocation, refund, chargeback, counterclaim, netting of cash amounts or similar rights as to deposit accounts, commodity accounts or securities accounts or other funds maintained with a credit or depository institution;

(xvi) Liens consisting of pledges of Bonds arising out of any Pledge Agreement and similar pledges of other industrial development, pollution control or similar revenue bonds in connection with the remarketing of such bonds;

(xvii) Liens created under Section 7.02(b) on the Cash Collateral Account and similar cash collateralization obligations relating to defaulting lenders and remedies upon default;

(xviii) Liens arising under leases or subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of any Loan Party or Genco;

(xix) Liens, resulting from any restriction on any equity interest (or project interest, interests in any energy facility (including undivided interests)) of a Person providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of equity interest (or project interest, interests in any energy facility (including undivided interests)) of such Person, if a security interest or other Lien is created on any such interest as a result thereof;

(xx) Liens granted on cash or cash equivalents to defease or repay Indebtedness of a Loan Party or Genco no later than 60 days after the creation of such Lien;

(xxi) Liens, created in connection with sales, transfers, leases, assignment or other conveyances or dispositions of assets, including (A) Liens on assets or securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to purchase or sell such assets or securities, and (B) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any interest therein; and

(xxii) Liens, other than those described above in this Section 5.02(a), provided that the aggregate amount of all obligations secured by Liens permitted by this clause (x) shall not exceed in the aggregate at any one time outstanding (A) in the case of Genco, $100,000,000, and (B) in the case of Exelon and Genco collectively, $200,000,000.

(b) Mergers and Consolidations; Disposition of Assets. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit the Borrower or (with respect to Exelon) any Principal Subsidiary to do so, except that (i) Exelon, the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to Genco or any other Principal Subsidiary, (ii) the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to Exelon, (iii) Genco may merge or consolidate with or into a Subsidiary thereof formed for the purpose of converting Genco into a corporation and (iv) Exelon, the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Person, provided that, in each case, (A) immediately before and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing (except in the case where any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary), (B) in the case of any such merger, consolidation or transfer of assets to which any Loan Party is a party, either (x) Exelon shall be the surviving entity or transferee (as applicable), or (y) the surviving entity or transferee (as applicable), shall be an Eligible Successor and shall have assumed all of the obligations of such Loan Party under this Agreement and the Letters of Credit pursuant to a written instrument in form and substance satisfactory to the Administrative Agent, and the Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (C) subject to clause (B) above, in the case of any such merger, consolidation or transfer of assets to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity or transferee (as applicable).

(c) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.50 to 1.0.

(d) Continuation of Businesses. Engage, or permit any Subsidiary to engage, in any line of business which is material to Exelon and its Subsidiaries, taken as a whole, other than businesses engaged in by Exelon and its Subsidiaries as of the date of the Amendment and Restatement Agreement and reasonable extensions thereof.

(e) Capital Structure. Fail at any time to own, free and clear of all Liens, 100% of the issued and outstanding equity interests of Genco (or of a holding company which owns, free and clear of all Liens, 100% of the issued and outstanding equity interests of Genco).

(f) Restrictive Agreements. Permit Genco or any holding company for Genco to, directly or indirectly, enter into, incur or permit to exist any agreement or other contractual arrangement that prohibits, restricts or imposes any condition upon the ability of Genco to declare or pay dividends to Exelon (or, if applicable, to its holding company).

(g) Amendments to Indenture. So long as any Bond Letter of Credit shall remain outstanding, cause or permit the Borrower to amend, modify, terminate or grant, or the permit the amendment, modification, termination or grant of, any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under) any provisions of the applicable Indenture that would directly affect the rights or obligations of the applicable LC Bank under the applicable Related Documents without the prior written consent of such LC Bank, not to be unreasonably withheld.

(h) Official Statement. So long as any Bond Letter of Credit shall remain outstanding, cause or permit the Borrower to refer to the applicable LC Bank in the Official Statement with respect to the applicable Bonds or make any changes in reference to such LC Bank in any revision, amendment or supplement without the prior consent of such LC Bank, or revise, amend or supplement such Official Statement without providing a copy of such revision, amendment or supplement, as the case may be, to such LC Bank.

(i) Use of Proceeds of Bond Letter of Credit. So long as any Bond Letter of Credit shall remain outstanding, cause or permit the Borrower to permit any proceeds of such Bond Letter of Credit to be used for any purpose other than the payment of the principal of, interest on, redemption price of and purchase price of the applicable Bonds.

(j) Assignment of Related Documents or Lease or Sale of Facilities. So long as any Bond Letter of Credit shall remain outstanding, cause or permit the Borrower to assign or delegate all or any portion of the rights, duties and obligations and the Borrower under the Related Documents.

ARTICLE VI

GUARANTY

Section 6.01. Guaranty.

Exelon hereby irrevocably, absolutely and unconditionally guarantees (this “Guaranty”) the full and prompt payment, as and when due, of all of the obligations of the Borrower to each Lender, the Administrative Agent, each LC Bank and the Swingline Lender (collectively, the “Credit Parties”) under the Credit Documents, including, without limitation, the payment of any and all amounts payable by the Borrower under the Credit Documents, whether for principal, interest, fees, indemnities or otherwise (the “Guaranteed Obligations”). Exelon agrees that, in the event that the Borrower fails to timely pay when due any Guaranteed Obligations to any Credit Party, then Exelon will immediately upon notice by the Administrative Agent pay such Guaranteed Obligations in the place and stead of the Borrower in the manner set forth for such Guaranteed Obligations in the Credit Documents. Exelon agrees that this Guaranty constitutes a guaranty of payment when due and not of collection. Exelon agrees to pay all reasonable and documented out of pocket costs and expenses incurred by each Credit Party in enforcing its rights hereunder.

Section 6.02. Guaranty Absolute and Unconditional.

The obligations of Exelon under this Article VI shall remain in full force and effect without regard to, and shall not be affected or impaired by any of the following, any of which may be taken without the consent of, or notice to, Exelon:

(a) any exercise or non-exercise by any Credit Party of any right or privilege under the Credit Documents;

(b) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, or any acceptance of late or partial payments under, or increase in the principal amount of Debt under, or other modification of terms under, the Credit Documents;

(c) any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to the Borrower or any Affiliate of the Borrower;

(d) the existence of any facts or circumstances that cause (or result in) any of the representations or warranties of any Loan Party under the Credit Documents to be inaccurate;

(e) any merger, consolidation, restructuring or termination of the corporate existence of the Borrower or Exelon; or

(f) the illegality, invalidity or unenforceability of any of all or any part of the Guaranteed Obligations.

Section 6.03. Authorization; Other Agreements.

The Credit Parties are hereby authorized, without notice to or demand upon Exelon and without discharging or otherwise affecting the obligations of Exelon hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Credit Document;

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Credit Documents;

(c) refund at any time any payment received by any Credit Party in respect of any Guaranteed Obligation;

(d) add, release or substitute Exelon or any makers or endorsers of any Guaranteed Obligation or any part thereof;

(e) otherwise deal in any manner with the Borrower and Exelon, any maker or endorser of any Guaranteed Obligation or any part thereof; and

(f) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 6.04. Independent Obligations.

The obligations of Exelon under this Article VI are independent of the obligations of the Borrower and, in the event of any default with respect to this Guaranty, a separate action or actions may be brought and prosecuted against Exelon whether or not the Borrower is joined therein or a separate action or actions are brought against the Borrower. All remedies of the Credit Parties are cumulative.

Section 6.05. Waivers.

Exelon unconditionally and irrevocably waives:

(a) demands (except as expressly provided in Section 6.01), protests or notices as the same pertain to the Borrower;

(b) any right to require the Credit Parties to proceed against the Borrower, or to exhaust any security held by the Credit Parties or to pursue any other remedy;

(c) any right to assert against any Credit Party, as a defense, counterclaim, set-off, recoupment or cross claim in respect of the Guaranteed Obligations, any defense (legal or equitable) or other claim that Exelon may now or at any time hereafter have against the Borrower or any other Person (other than payment of the Obligations in full);

(d) any defense based upon an election of remedies by any Credit Party, unless the same would excuse performance by the Borrower under the Credit Documents; and

(e) any duty of any Credit Party to advise Exelon of any information known to such Credit Party regarding the Borrower or its ability to perform under the Credit Documents.

Section 6.06. Limitation of Guaranty.

Any term or provision of this Guaranty or any other Credit Document to the contrary notwithstanding, the maximum aggregate amount for which Exelon shall be liable hereunder shall not exceed the maximum amount for which Exelon can be liable without rendering this Guaranty subject to avoidance under applicable requirements of law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable requirements of law).

Section 6.07. Termination.

This Guaranty shall constitute a continuing guaranty and shall continue in full force and effect until such time as the Guaranteed Obligations (other than contingent indemnity obligations) shall have been fully paid or otherwise extinguished under the Credit Documents; provided, that this Guaranty and all of this Article 6 shall automatically terminate and be of no further force and effect immediately upon the merger of the Borrower into Exelon in accordance with Section 5.02(b).

Section 6.08. Reliance.

Exelon hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and Exelon hereby agrees that no Credit Party shall have any duty to advise Exelon of information known to it regarding such condition or any such circumstances. In the event any Credit Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to Exelon, such Credit Party shall be under no obligation to (i) undertake any investigation not a part of its regular business routine, (ii) disclose any information that such Credit Party, pursuant to accepted (iii) make any future disclosures of such information or any other information to Exelon.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default.

If any of the following events shall occur and be continuing (any such event an “Event of Default”):

(a) The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable, (ii) any Unreimbursed LC Disbursement within one Business Day after the same becomes due and payable or (iii) any interest on any Advance or any other amount payable by the Borrower hereunder within three Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by any Loan Party herein or by any Loan Party (or any of its officers) pursuant to the terms of this Agreement shall prove to have been incorrect or misleading in any material respect when made (other than any representation or warranty or written statement made pursuant to Section 3.03; or

(c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a)(vii), Section 5.01(b)(i) or Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to such Loan Party by the Administrative Agent (which notice shall be given by the Administrative Agent at the written request of any Lender); or

(d) Any Loan Party or any Principal Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $100,000,000 in the aggregate (but excluding Debt hereunder and Nonrecourse Indebtedness) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of any Loan Party or a Principal Subsidiary as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change; or an “Event of Default”, as defined in the Credit Agreement, dated as of March 23, 2011, as amended, modified, refinanced or restated, among Exelon , JPMorgan Chase Bank, N.A., as agent, and the other financial institutions named therein, shall have occurred and be continuing; or

(e) Any Loan Party or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any Principal Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party or any Principal Subsidiary shall take any corporate action to authorize or to consent to any of the actions set forth above in this Section 7.01(e); or

(f) One or more judgments or orders for the payment of money in an aggregate amount exceeding $100,000,000 (excluding any such judgments or orders to the extent covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has not denied coverage) shall be rendered against any Loan Party or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) (i) Any Reportable Event that the Majority Lenders determine in good faith is reasonably likely to result in the termination of any Single Employer Plan or in the appointment by the appropriate United States District Court of a trustee to administer a Single Employer Plan shall have occurred and be continuing 60 days after written notice to such effect shall have been given to Exelon by the Administrative Agent; (ii) any Single Employer Plan shall be terminated; (iii) a Trustee shall be appointed by an appropriate United States District Court to administer any Single Employer Plan; (iv) the PBGC shall institute proceedings to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; or (v) the Borrower, Exelon or any other member of the Controlled Group withdraws from any Multiemployer Plan; provided that on the date of any event described in clauses (i) through (v) above, the Unfunded Liabilities of the applicable Plan exceed $100,000,000; and provided, further, that no event described in this Section 7.01(g) that arises out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding shall constitute an Event of Default unless 15 days shall have elapsed after the Majority Lenders have reasonably determined, and notified Exelon in writing, that such event has had or is reasonably likely to have a Material Adverse Effect (disregarding, solely for purposes of this Section 7.01(g), the proviso to clause (i) of the definition of Material Adverse Effect);

(h) any representation or warranty or written statement made by the Borrower (or any of its officers) in connection with any Related Document pursuant to Section 3.03 shall prove to have been incorrect in any material respect when made; or

(i) an “Event of Default” under and as defined in any Indenture executed and delivered in connection with any Bond Letter of Credit shall have occurred and be continuing; or

(j) the Guaranty shall cease to be in full force and effect (other than by operation of law upon a merger of the Borrower into Exelon in accordance with Section 5.02(b)), or Exelon shall deny or disaffirm in writing its obligations under the Guaranty.

Section 7.02. Remedies.

(a) If any Event of Default shall occur and be continuing, then, and in any such event, (i) the Administrative Agent (A) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances, the Swingline Lender to make Swingline Advances and the LC Banks to issue Letters of Credit to be terminated, whereupon the same shall immediately terminate; and/or (B) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; (ii) any LC Bank may issue a notice to the Borrower for and in accordance with each outstanding Letter of Credit providing that such LC Bank’s obligations under each such Letter of Credit shall terminate on the fifth Business Day following the delivery of such notice; (iii) the Administrative Agent, for the account of the applicable LC Bank, may, by notice to the Borrower, give notice of the occurrence of an Event of Default to the Trustee for each series of Bonds supported by a Bond Letter of Credit and instruct such Trustee either to accelerate such Bonds, thereby causing such

Bond Letter of Credit to expire thereafter, per the terms of such Bond Letter of Credit, or to effect a mandatory tender of such Bonds and (iv) the Administrative Agent, for the account of the applicable LC Bank, may exercise any other rights or remedies it may have under the Related Documents executed and delivered in connection with any Bond Letter of Credit. Notwithstanding anything in this Section 7.02 to the contrary, an Event of Default under any of (x) subsection (h) or (i) of Section 7.01, or (y) subsection (c) of Section 7.01 resulting from a breach of Section 5.01(c) or Section 5.02(g), (h), (i) or (j) or Section 5.01(a) (solely with respect to notices relating to a breach of any of the foregoing specified sections of this Agreement) shall not constitute an Event of Default for any purpose of this Agreement except for the purpose of exercising the remedies described in clauses (iii) and (iv) of this Section 7.02(a) and shall not give the Administrative Agent the right to exercise any other remedy described in this Section 7.02(a), unless the facts and circumstances underlying such Event of Default give rise to another Event of Default otherwise described in Section 7.01. If any Event of Default described in subsection (e) of Section 7.01 with respect to the Borrower shall occur and be continuing, then (A) the obligation of each Lender to make Advances, the obligation of the Swingline Lender to make Swingline Advances and the obligation of the LC Banks to issue Letters of Credit shall automatically immediately terminate and (B) the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(b) Cash Collateral Account. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 7.02 shall affect the obligation of the LC Banks to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit; provided, however, that (i) upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower, require the Borrower to deposit with the Administrative Agent an amount in the cash collateral account (the “Cash Collateral Account”) described below equal to the aggregate maximum amount available to be drawn under all Letters of Credit outstanding at such time and (ii) at any time that there shall exist a Defaulting Lender, promptly upon (and in any case within 2 Business Days after) the request of the Administrative Agent, any LC Bank or the Swingline Lender, the Borrower shall deposit with the Administrative Agent an amount in the Cash Collateral Account equal to an amount sufficient to cover all Fronting Exposure (after giving effect to Section 9.15(a)(iv) and any cash collateral provided by the Defaulting Lender). Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Bank of America for deposits equal to the amount deposited by the Borrower in the Cash Collateral Account, for a term to be determined by the Administrative Agent in its sole discretion. The Borrower hereby grants to the Administrative Agent for the benefit of the Lenders and the LC Banks a Lien on, and hereby assigns to the Administrative Agent for the benefit of the Lenders and the LC Banks all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Administrative Agent may, and, upon the Borrower’s request, shall, apply the amounts then on deposit in the Cash Collateral Account, in such priority as the Administrative Agent shall elect, toward the payment in full of any or all of the Borrower’s obligations hereunder as and when such obligations shall become due and payable. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Administrative Agent will repay and reassign to the Borrower any cash then on deposit in the Cash Collateral Account and the Lien of the Administrative Agent on the Cash Collateral Account and the funds therein shall automatically terminate. Any cash deposited in the Cash Collateral Account provided to reduce Fronting Exposure or other cash collateralization obligations in relation to a Defaulting Lender shall be released promptly following (i) the elimination of the applicable Fronting Exposure or such other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender, in the appropriate portion of such deposited cash, or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral, in the amount of such excess; provided, however, (x) that cash collateral furnished by or on behalf of the Borrower shall not be released during the continuance of an Event of Default, and (y) the Person providing cash collateral and each relevant LC Bank or Swingline Lender, as applicable, may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or such other obligations.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01. Appointment and Authority.

Each Lender and LC Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Section 8.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Banks, and the Borrower and Exelon shall not have rights as a third party beneficiary of any of such provisions.

Section 8.02. Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Exelon, the Borrower or any Subsidiary of any Loan Party or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03. Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Unmatured Event of Default unless and until notice describing such Unmatured Event of Default is given to the Administrative Agent by Exelon, the Borrower, a Lender or an LC Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04. Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an LC Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or LC Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or LC Bank prior to the making of such Advance or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Exelon or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05. Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the LC Banks and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States that is acceptable to the Borrower as long as no Event of Default has occurred and is continuing. If no such successor shall have been so appointed by the Majority Lenders (and accepted by the Borrower) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the LC Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each LC Bank directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as the Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the Swingline Lender, and (ii) the Swingline Lender shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.

Section 8.07. Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and LC Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and LC Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08. No Other Duties, Etc.

Anything herein to the contrary notwithstanding, (i) none of the Joint Lead Arrangers and Book Runners, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an LC Bank hereunder, and (ii) none of the Joint Lead Arrangers and Book Runners, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have or be deemed to have any fiduciary duty to any Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

(a) if to the Borrower, Constellation Energy Group, 750 E. Pratt Street, Baltimore, Maryland 21202, Attention: Jennifer Lowry, Vice President, Finance and Treasurer, Fax: 410-470-5680, with a copy to Exelon as provided in the Exelon Joinder Agreement;

(b) if to the Administrative Agent or Bank of America, as LC Bank, to Bank of America, N.A., Mail Code: TX1-492-14-11, Bank of America Plaza, 901 Main Street, Dallas, Texas 75202-3714, Attention: Mary H. Porter, Fax: 214-290-9674;

(c) if to an initial Lender, to it at its Domestic Lending Office specified opposite its name on Schedule I hereto, and if to any other Lender, to it at its Domestic Lending Office specified in the Lender Assignment and Assumption pursuant to which it became a Lender; and

(d) if to Exelon, as provided in the Exelon Joinder Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic/soft medium to such party and received during the normal business hours of such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. If such notices and communications are received after the normal business hours of such party, receipt shall be deemed to have been given upon the opening of the recipient’s next Business Day.

Section 9.02. Survival of Agreement.

All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders and the LC Bank of all Extensions of Credit regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Outstanding Credit or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

Section 9.03. Binding Effect.

This Agreement shall become effective on the Restatement Effective Date and thereafter shall be binding upon and inure to the benefit of the Borrower, Exelon, the Administrative Agent, each Lender, the Swingline Bank and each LC Bank and their respective successors and assigns, except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders, except as a consequence of a transaction expressly permitted under Section 5.02(b).

Section 9.04. Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees (each of which is not a Defaulting Lender) all or a portion of its interests, rights and obligations under this Agreement

(including all or a portion of its Commitment and the Extensions of Credit at the time owing to it under such Commitment); provided, however, that (i) the consent of the Borrower, the Administrative Agent, the Swingline Lender and each LC Bank (in each case, such consent not to be unreasonably withheld or delayed and, in the case of the Borrower, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice of such proposed assignment) shall be required unless such assignment is pursuant to Section 9.04(h), (ii) the consent of the LC Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), (iii) the consent of the Borrower is not required for any assignment by a Lender to its Affiliate, (iv) the consent of the Borrower is not required upon the occurrence and during the continuation of an Event of Default, (v) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall be in a minimum amount of the lesser of the amount of such Lender’s then remaining Commitment and $5,000,000 or an integral multiple of $1,000,000 in excess thereof, unless otherwise agreed by the Borrower and Administrative Agent (which agreement shall not be unreasonably withheld), provided, however that in the case of an assignment (A) of the entire remaining amount of the Lender’s Commitment and the Outstanding Credits at the time owing to it or (B) to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, (vi) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (vii) no such assignment shall be made to the Borrower, any of the Borrower’s Affiliates or Subsidiaries or to a natural person, and (viii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and the assignor or assignee under each such assignment shall pay to the Administrative Agent an administrative fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such administrative fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the assignee shall acquire (and fund as appropriate) its full pro rata share of all Advances and funded participations in Letters of Credit and Swingline Advances in accordance with its Commitment Percentage, the amounts of which the Administrative Agent shall notify such assignee. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrower to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party to this Agreement (but shall continue to be entitled to the benefits of Sections 2.12 and 9.05 afforded to such Lender prior to its assignment as well as to any fees accrued for its account hereunder and not yet paid)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with provision (b)(viii) of this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (f) of this Section.

(c) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant thereto or the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under this Agreement or any other instrument or document furnished pursuant thereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received copies of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount of Outstanding Credits (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in subsection (b) above and, if required, the written consent of the Borrower, the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register.

(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or entities (other than the Borrower, the Borrower’s Affiliates, the Borrower’s Subsidiaries, a Defaulting Lender or any natural person) in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Outstanding Credits owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12 and 9.05 and of the tax provision contained in Section 2.17 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity, unless the sale of the participation is made with the Borrower’s prior written consent), except that all claims made pursuant to such Sections shall be made through such selling Lender, (iv) if a participant would be a Foreign Lender if it were a Lender, such participant shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.17(f) as though it were a Lender, and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the Outstanding Credits, (y) extending any principal payment date or date fixed for the payment of interest on the Outstanding Credits or (z) extending the Commitments). Such participations shall not create any “security” (as the word “security” is defined under the Securities Act of 1933, as amended) of the Borrower. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participating bank or other entity and the principal amounts (and stated interest) of each participating bank or other entity’s interest in the Outstanding Credits or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participating bank or other entity or any information relating to a participating bank or other entity ‘s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to any Loan Party furnished to such Lender by or on behalf of such Loan Party; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

(h) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Advances made to the Borrower by the assigning Lender hereunder.

Section 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, including, without limitation, the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent and its Affiliates (and, to the extent necessary, one additional local counsel in any relevant jurisdiction), in connection with entering into this Agreement and the other Credit Documents and in connection with any amendments, modifications or waivers of the provisions thereof (whether or not the transactions hereby contemplated are consummated), and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees, charges and disbursements of counsel, incurred by the Administrative Agent, the Swingline Lender, any LC Bank or any Lender in connection with the enforcement or protection of their rights in connection with the Credit Documents or in connection with the Extensions of Credit made hereunder.

(b) The Borrower agrees to indemnify each Lender against any actual loss, calculated in accordance with the next sentence that such Lender may incur as a consequence of (i) any failure by the Borrower to borrow or to Convert any Eurodollar Advance hereunder (including as a result of the Borrower’s failure to fulfill any of the applicable conditions set forth in Article III) after irrevocable notice of such borrowing or Conversion has been given pursuant to Section 2.03, (ii) any payment or prepayment of a Eurodollar Advance by the Borrower made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, including as a result of an Event of Default, (iii) any default in payment or prepayment of the principal amount of any Eurodollar Advance or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity or otherwise), or (iv) any assignment of a Eurodollar Advance made at the request of the Borrower pursuant to Section 2.18 on a date other than the last day of the Interest Period applicable thereto, including, in each such case, any loss or reasonable expense incurred or to be incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Advance hereunder or any part thereof as a Eurodollar Advance. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Advance being paid, prepaid, not borrowed or Converted or assigned (assumed to be the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, failure to borrow or Convert or assignment to the last day of the Interest Period for such Extension of Credit (or, in the case of a failure to borrow or Convert the Interest Period for such Extension of Credit that would have commenced on the date of such failure) over (ii) the amount of interest at the Eurodollar Rate for the relevant remaining interest period (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid, not borrowed or Converted or assigned for such period or Interest Period, as the case may be, but excluding any anticipated profit. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) The Borrower agrees to indemnify the Administrative Agent, the Swingline Lender, the LC Banks, each Lender, each of their Affiliates (including, in the case of Bank of America, Banc of America Securities LLC) and the directors, officers, employees, advisors, attorneys-in-fact and agents of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related reasonable out-of-pocket costs and expenses, including reasonable counsel fees and expenses, incurred by any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Extensions of Credit, (iii) any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement, (iv) the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon, or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee; provided, further, that the Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee named in such settlement as set forth below (such consent not to be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 9.05(c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), if such settlement, compromise or consent includes any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee or involves any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

(d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the termination of the Commitments, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

(e) Ten Business Days prior to the date on which any amount or amounts due under this Section are payable in accordance with a demand from a Lender or the Administrative Agent for such amount or amounts, such Lender or the Administrative Agent will cause to be delivered to the Borrower a certificate, which shall be conclusive absent manifest error, setting forth any amount or amounts that such person is entitled to receive pursuant to subsection (b) of this Section and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined.

(f) To the extent permitted by applicable law, none of the parties hereto shall assert, and each hereby waives, any claim against any Indemnitee or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any other Credit Document, the transactions contemplated herein or therein, any Extension of Credit or the use of proceeds thereof.

Section 9.06. Right of Setoff.

If (i) an Event of Default shall have occurred and be continuing and (ii) the request shall have been made or the consent granted by the Majority Lenders as specified by Section 7.02 to authorize the Administrative Agent to declare the Extensions of Credit of the Borrower due and payable pursuant to the provisions of Section 7.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement, and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 9.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.07. Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders under this Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party or any Subsidiary thereof in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) No provision of this Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Exelon and the Majority Lenders (but only when notice thereof is delivered to the Administrative Agent in accordance with Section 9.01) or the Administrative Agent with the consent or at the direction of the Majority Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Outstanding Credit, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Outstanding Credit (other than pursuant to an amendment to or waiver of Section 2.08), without the prior written consent of each Lender affected thereby, (ii) increase the Commitment of any Lender, decrease the fees owing to any Lender (except pursuant to Section 9.14) or postpone the payment of any fee owing to any Lender without the prior written consent of such Lender, (iii) amend, waive or modify the provisions of Section 2.14, Section 2.15 or Section 9.04(h), the provisions of this Section or the definition of the “Majority Lenders”, without the prior written consent of each Lender, (iv) release or permit the transfer of the obligations of any Loan Party hereunder (including Exelon’s obligations under Article VI) without the prior written consent of each Lender, except as permitted by Section 5.02(b) or (v) change the definition of LC Committed Amount without the prior written consent of the applicable LC Bank (which consent shall not be unreasonably withheld); provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the LC Bank hereunder without the prior written consent of the Administrative Agent or the LC Bank, as the case may be, provided, further that this Agreement may be amended and restated without the consent of any Lender, any LC Bank, or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender, LC Bank or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender, such LC Bank or the Administrative Agent, as the case may be; provided, further, that (i) the Termination Date with respect to any Lender’s Commitment may be extended with only the consent of the Lenders agreeing to such extension with respect to such Lender’s Commitment, and (ii) any amendment to this Agreement to effectuate such extension, including the creation of separate tranches of Commitments with extended Termination Dates with different pricing and other terms, may be made with the consent of the Majority Lenders. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 9.09. ENTIRE AGREEMENT.

THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES, THE LETTERS OF CREDIT AND THE FEE LETTER (COLLECTIVELY, THE “AGREEMENT DOCUMENTS”) REPRESENT THE ENTIRE CONTRACT AMONG THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF OR THEREOF IS SUPERSEDED BY THE AGREEMENT DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS AGREEMENT OR THE FEE LETTERS, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO AND THERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THE AGREEMENT DOCUMENTS.

Section 9.10. Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Without limiting the foregoing provisions of this Section 9.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any LC Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.11. Execution in Counterparts; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to the subject mater hereof.

Section 9.12. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.13. Jurisdiction; Venue; Waiver of Jury Trial.

(a) Each Loan Party, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Federal court, to the extent permitted by law, of the United States of America sitting in the borough of Manhattan in New York City or, if such Federal court is not available due to lack of jurisdiction, any New York State court sitting in the borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal Court, to the extent permitted by law, or in such New York State court. Each Loan Party, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to subsection (b) below, nothing in this Agreement shall affect any right that any party thereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party thereto in the courts of any jurisdiction.

(b) Each Loan Party, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each Loan Party, the Administrative Agent, each LC Bank, the Swingline Lender and each Lender each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, EACH LENDER AND EACH LC BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY LOAN PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE LENDERS, THE LC BANKS AND THE LOAN PARTIES ENTERING INTO THIS AGREEMENT.

Section 9.14. Confidentiality; USA PATRIOT Act.

(a) The Administrative Agent, each LC Bank, the Swingline Lender and each Lender shall hold in confidence all non-public, confidential or proprietary information, memoranda, or extracts (collectively, “Information”) furnished to the Administrative Agent, such LC Bank, the Swingline Lender and such Lender (directly or through the Administrative Agent) by each Loan Party under this Agreement or in connection with the negotiation thereof; provided that the Administrative Agent, such LC Bank, the Swingline Lender and such Lender may disclose any such Information (i) (A) to its directors, officers, employees, agents, auditors, attorneys, consultants and advisors and, (B) to the extent necessary for the administration of this Agreement, to its Affiliates and the directors, officers and employees of its Affiliates, (ii) to any regulatory or supervisory authority having authority to examine the Administrative Agent, such LC Bank, the Swingline Lender, such Lender or such Lender’s Affiliates, (iii) as required by any legal or governmental process or otherwise by law (with such Lender providing details, to the extent permitted by law, to such Loan Party of the Information disclosed pursuant to this clause (iii)), (iv) to any Person to which the Administrative Agent, such LC Bank, the Swingline Lender or such Lender sells or proposes to sell an assignment or a participation in its Outstanding Credits hereunder, if such other Person agrees for the benefit of such Loan Party to comply with the provisions of this Section and (v) to the extent that such Information shall be publicly available or shall have become known to the Administrative Agent, such LC Bank, the Swingline Lender or such Lender independently of any disclosure by such Loan Party under this Agreement or in connection with the negotiation thereof. The Administrative Agent, any LC Bank, the Swingline Lender and any Lender disclosing Information pursuant to clause (i) or (iv) of this Section 9.13 will take reasonable steps to ensure that the persons receiving such Information pursuant to such Sections will hold the same in confidence in accordance with this Section 9.13. To the extent possible, the Administrative Agent, any LC Bank, the Swingline Lender and any Lender disclosing Information pursuant to clause (ii) or (iii) of this Section 9.13 will take reasonable steps to ensure that the persons receiving such Information pursuant to such Sections will hold the same in confidence in accordance with this Section 9.13.

(b) Notwithstanding the foregoing, any Lender may disclose the provisions of this Agreement and the amounts, maturities and interest rates of its Outstanding Credits to any purchaser or potential purchaser of such Lender’s interest in any Outstanding Credits. Notwithstanding anything to the contrary in this Agreement, each party hereto shall not be limited from disclosing the US tax treatment or US tax structure of the transactions contemplated by this Agreement. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender (made through the Administrative Agent), provide all documentation and other information that the Administrative Agent or such Lender (made through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 9.15. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08(c).

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the LC Banks or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the LC Banks or Swingline Lender, to be held in the Cash Collateral Account, in accordance with the procedures set forth in Section 7.02, for future funding obligations of that Defaulting Lender of any participation in any Swingline Advance or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in the Cash Collateral Account, and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the LC Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any LC Bank or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advance or Unreimbursed LC Disbursement in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advance or Unreimbursed LC Disbursement was made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Unreimbursed LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Unreimbursed LC Disbursements owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 9.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender shall not be entitled to receive any Facility Fee in respect of such Defaulting Lender’s Commitments not utilized by Advances or any Letter of Credit Fee pursuant to Section 2.05 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Advances pursuant to Sections 2.03 and 2.04, the Commitment Percentage of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Unmatured Event of Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Advances shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the sum of the Outstanding Credits, Swingline Outstandings and LC Outstandings of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the LC Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swingline Advances to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 9.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 9.16. No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the

Lenders are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger or Lender has any obligation to such Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and neither the Administrative Agent nor any Arranger or Lender has any obligation to disclose any of such interests to such Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17. Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SCHEDULE I

LENDERS AND COMMITMENTS

Constellation Energy Group, Inc.

Amended and Restated Credit Agreement

[TO BE UPDATED AND DISTRIBUTED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE AMENDMENT AND RESTATEMENT AGREEMENT]

Name of Lender	Commitment	Domestic Lending Office	Eurodollar Lending Office

Bank of America, N.A.		$901 Main Street TX1-492-14-12 Dallas, TX 75202-3714 Attn: Jackie Archuleta Tel: 214-209-2135 Fax: 214-290-8372 Email: Jacqueline.archuleta@bankofamerica.com	Same as Domestic Lending Office

The Royal Bank of Scotland plc		$600 Washington Boulevard Stamford, CT 06901 Attn: Tyler McCarthy Tel: 203-897-1341 Email: tyler.mccarthy@rbs.com	Same as Domestic Lending Office

Citibank, N.A.		$339 Park Avenue 16th Floor 5 New York, NY 10043 Attn: Citi Loan Operations Tel: 302-894-6052 Fax: 212-994-0847 Email: GLOrigination@citi.com	Same as Domestic Lending Office

BNP Paribas		$787 Seventh Avenue New York, NY 10019 Attn: Denis O’Meara Tel: 212-471-8108 Fax: 212-841-2203 Email: denis.omeara@americas.bnpparibas.com	Same as Domestic Lending Office

The Bank of Nova Scotia		$1 Liberty Plaza, 23-26 Floors 165 Broadway Plaza	Same as Domestic

		New York, NY 10006 Attn: Brian Cerreta Tel: 212-225-5281 Fax: 212-225-5180 Email: brian_cerreta@scotiacapital.com	Lending Office

Credit Suisse AG, Cayman Islands Branch	$	Eleven Madison Avenue New York, NY 10010 Attn: Christopher Day Tel: 212-325-2841 Fax: 212-322-1800 Email: christopher.day@credit-suisse.com	Same as Domestic Lending Office

UBS Loan Finance LLC		$677 Washington Boulevard Stamford, CT 06901 Attn: Ray Ciraco Tel: 203-719-3571 Fax: 203-719-3888 Email: Ray.Ciraco@ubs.com	Same as Domestic Lending Office

Morgan Stanley Bank, N.A.	$	Morgan Stanley Loan Servicing 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Tel: 443-627-4355 Fax: 718-223-2140 Email: msloanservicing@morganstanley.com	Same as Domestic Lending Office

Morgan Stanley Senior Funding, Inc.	$	Morgan Stanley Loan Servicing 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Tel: 443-627-4355 Fax: 718-223-2140 Email: msloanservicing@morganstanley.com	Same as Domestic Lending Office

JPMorgan Chase Bank, N.A.	$

JPMorgan Chase Bank, N.A.

JPM-Delaware Loan Services

500 Stanton Christiana Road, Ops 2/3

Newark, DE 19713

Attn: Michael J Deforge

Tel: 212-270-1656

Fax: 212-270-3089

Email: Michael.j.deforge@jpmorgan.com

Same as Domestic Lending Office

Deutsche Bank AG New York Branch		$60 Wall Street New York, NY 10005	Same as Domestic

		Attn: LeAnne Chen Tel: 212-250-6665 Fax: 212-553-2477 Email: leanne.chen@db.com	Lending Office

Goldman Sachs Bank USA		$200 West Street New York, NY 10282 Attn: Lauren Day Tel: 212-934-3921 Email: gsd.link@gs.com	Same as Domestic Lending Office

Credit Agricole Corporate and Investment Bank		$1301 Avenue of the Americas New York, NY 10019 Attn: Gener David Tel: 212-261-7741 Fax: 917-849-5440 Email: gener.david@ca-cib.com	Same as Domestic Lending Office

Union Bank, N.A.	$	Energy Capital Services 445 S. Figueroa Street, 15th Floor Los Angeles, CA 90071 Attn: Alex Wernberg Tel: 213-236-5016 Fax: 213-236-4096 Email: alex.wernberg@unionbank.com	Same as Domestic Lending Office

The Bank of Tokyo-Mitsubishi UFJ, Ltd.		$1251 Avenue of the Americas New York, NY 10020 Attn: Chi-Cheng Chen Tel: 212-782-5573 Fax: 212-782-6440 Email: chchen@us.mufg.jp	Same as Domestic Lending Office

Manufacturers and Traders Trust Company	$	M&T Center One Fountain Plaza Buffalo, NY 14203 Attn: John Henry Lewin Tel: 410-244-4815 Fax: 410-244-4022 Email: jlewin@mtb.com	Same as Domestic Lending Office

Sumitomo Mitsui Banking Corp., New York		$277 Park Avenue New York, NY 10172 Attn: Patrick McGoldrick Tel: 212-224-4228 Email: patrick_mcgoldrick@smbcgroup.com	Same as Domestic Lending Office

CIBC Inc.	$425 Lexington Avenue, 4th Floor New York, NY 10017 Attn: Robert W. Casey, Jr. Tel: 212-885-4309 Fax: 212-856-3612 Email: Robert.Casey@cibc.com	Same as Domestic Lending Office

Nomura International Plc.	$2 World Financial Center, 21st Floor New York, NY 10281 Attn: Charu Patel Tel: 212-667-1324 Fax: 646-587-1328 Email: charutipatel@nomura.com	Same as Domestic Lending Office

PNC Bank, National Association	$6750 Miller Road Breaksville, Ohio 44141 Attn: John Heir Tel: 410-237-4573 Fax: 410-237-5700 Email: john.hehir@pnc.com	Same as Domestic Lending Office

First Commercial Bank, New York Branch	$750 Third Avenue, 34th Floor New York, NY 10017 Attn: Tammy Chou Tel: 212-599-6868 (#126) Fax: 212-599-6133 Email: fcbloan@aol.com	Same as Domestic Lending Office

State Bank of India	$460 Park Avenue New York, NY 10022 Attn: Kumar Anand Tel: 212-521-3209 Fax: 212-521-3389 Email: mgrsyndications1@statebank.com	Same as Domestic Lending Office

Malayan Banking Berhad	$400 Park Avenue, 9th Floor New York, NY 10022 Attn: Nor Almar Wallace Tel: 212-303-1319 Fax: 212-308-0109 Email: awallace@maybankusa.com	Same as Domestic Lending Office

Chang Hwa Commercial Bank Ltd., New York	$685 Third Avenue, 29th Floor New York, NY 10017 Attn: Laura Chen	Same as Domestic Lending

Branch		Tel: 212-651-9770 (x24) Fax: 212-651-9785 Email: laura.chen@chbnyc.com	Office

PT. Bank Negara Indonesia (persero) Tbk, New York Agency	$	One Exchange Plaza 55 Broadway, 5th Floor New York, NY 10006 Attn: Jerry Phillips Tel: 212-943-4750 (x301) Fax: 212-344-5723 Email: j.phillips@bankbniny.com	Same as Domestic Lending Office

AGGREGATE COMMITMENTS:	$

EXHIBIT A

Form of Assignment and Assumption

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the][each]1 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (collectively, the “Credit Documents”) to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit or swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above other than claims for indemnification or reimbursement with respect to any period prior to the Effective Date (the rights and obligations sold and assigned by the Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

[1]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[2]	Include bracketed language if there are multiple Assignees.

ANNEX 1-2

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Constellation Energy Group, Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Amended and Restated Credit Agreement, dated as of                          ,         , among Constellation Energy Group, Inc., as the Borrower, Exelon Corporation, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest[s]:

Assignor	Assignee[s][3]	Aggregate Amount of Commitment/Advances for all Lenders[4]	Amount of Commitment/Advances Assigned[8]	Percentage Assigned of Commitment/Advances[5]		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date: ][6]

Effective Date:                          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

[3]	List each Assignee, as appropriate.
[4]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
[6]	To be completed if the Assignor and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

ANNEX 1-3

ASSIGNEE[S][7]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[7]	Add additional signature blocks as needed.

ANNEX 1-4

[Consented to and][8] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:][9]

[NAME OF RELEVANT PARTY]

By:
Title:

[8]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[9]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, LC Bank) is required by the terms of the Credit Agreement.

ANNEX 1

Amended and Restated Credit Agreement, dated as of                          ,         , among Constellation Energy Group, Inc., as the Borrower, Exelon Corporation, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1.	Assignor[s]. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.

Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(b) and (c) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and

ANNEX 1-2

decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto and (d) attaches any U.S. Internal Revenue Service forms required under Section 2.16 of the Credit Agreement.

2.	Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.	General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

Form of Borrowing Request

Bank of America, N.A., as administrative

agent for the lenders parties to the Credit

Agreement referred to below

Mail Code: TX1-492-14-11

Bank of America Plaza

901 Main Street

Dallas, Texas 75202-3714

Fax: 214-290-9674

Attention: Mary H. Porter

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of                          ,          (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (the “Borrower”), EXELON CORPORATION, a Pennsylvania corporation, the lenders parties thereto (together with their successors and assigns, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swingline Lender and as LC Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Borrower hereby gives notice to the Administrative Agent that Borrowings under the Credit Agreement, and of the type and amount set forth below, are requested to be made on the date indicated below to the Borrower:

Type of Borrowings	Interest Period	Aggregate Amount	Date of Borrowings

Base Rate Borrowing	N/A
Swingline Advance	N/A
Eurodollar Borrowing

The Borrower hereby requests that the proceeds of the Borrowings described in this Borrowing Request be made available to the Borrower as follows:

[insert transmittal instructions].

The Borrower hereby (i) certifies that all conditions contained in the Credit Agreement to the making of any Borrowing requested have been met or satisfied in full and (ii) acknowledges that the delivery of this Borrowing Request shall constitute a representation and warranty by the Borrower that, on the date of the proposed Borrowing, the statements contained in Section 3.02 of the Credit Agreement are true and correct.

CONSTELLATION ENERGY GROUP, INC.

By
Name:
Title:
DATE:

B-2

EXHIBIT C

Form of Request for Issuance

[APPLICABLE LC BANK]

[ADDRESS OF LC BANK]

Attention: Attention: [                    ]

cc:

Bank of America, N.A., as administrative

agent for the lenders parties to the Credit

Agreement referred to below

Mail Code: TX1-492-14-11

Bank of America Plaza

901 Main Street

Dallas, Texas 75202-3714

Fax: 214-290-9674

Attention: Mary H. Porter

[Date]

Ladies and Gentlemen:

The undersigned, Constellation Energy Group, Inc. (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of                      ,          (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (the “Borrower”), EXELON CORPORATION, a Pennsylvania corporation, the lenders parties thereto (together with their successors and assigns, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swingline Lender and as LC Bank, and hereby gives you notice, pursuant to Section 2.04 of the Credit Agreement, that the Borrower hereby requests the issuance of a Letter of Credit (the “Requested Letter of Credit”) in accordance with the following terms:

(i) the requested date of [issuance] [modification] [amendment] of the Requested Letter of Credit (which is a Business Day) is             ;

(ii) the expiration date of the Requested Letter of Credit requested hereby is             ;1

[1]	Date may not be later than the fifth Business Day preceding the Termination Date.

(iii) the proposed stated amount of the Requested Letter of Credit is             ;

(iv) the beneficiary of the Requested Letter of Credit is: [insert name and address of beneficiary]; [and]

(v) the conditions under which a drawing may be made under the Requested Letter of Credit are as follows:                                 [.][;and]

[(vi) the Borrower hereby requests that ISP 3.14 not apply to the Requested Letter of Credit.]2

Attached hereto as Exhibit A is a consent to this requested [amendment] [modification] executed by the beneficiary of the Letter of Credit.3

[Upon the [issuance] [amendment] of the Letter of Credit by the LC Bank in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to an issuance of a Letter of Credit that are specified in Section 3.02 of the Credit Agreement have been satisfied.]4

CONSTELLATION ENERGY GROUP, INC.

By
Name:
Title:

[2]	Delete if not applicable.
[3]	Include this paragraph only if request is for modification or amendment of the Letter of Credit.
[4]	Include this paragraph only if request is for issuance or amendment to increase stated amount of a Letter of Credit.

C-2

EXHIBIT D

Form of Letter of Credit Application (Bank of America, N.A.)

Please see attached.

EXHIBIT E

Form of Letter of Credit Application (The Royal Bank of Scotland plc)

Please see attached.

EXHIBIT F

Form of Letter of Credit Application (Citibank, N.A.)

Please see attached.

EXHIBIT G

Form of Letter of Credit Application (BNP Paribas)

Please see attached.

EXHIBIT H

Form of Letter of Credit Application (The Bank of Nova Scotia)

Please see attached.

EXHIBIT I

Form of Notice of Conversion

Bank of America, N.A., as administrative

agent for the lenders parties to the Credit

Agreement referred to below

Mail Code: TX1-492-14-11

Bank of America Plaza

901 Main Street

Dallas, Texas 75202-3714

Fax: 214-290-9674

Attention: Mary H. Porter

[Date]

Ladies and Gentlemen:

The undersigned, Constellation Energy Group, Inc., refers to the Amended and Restated Credit Agreement, dated as of                          ,          (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (the “Borrower”), EXELON CORPORATION, a Pennsylvania corporation, the lenders parties thereto (together with their successors and assigns, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swingline Lender and as LC Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 2.03 of the Credit Agreement:

1.	The Business Day of the Proposed Conversion is , 20 .

2.	The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Advances].

3.	The aggregate amount of the Proposed Conversion is $ .

4.	The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Advances].

(i) The Interest Period for each Advance made as part of the Proposed Conversion is             month(s).1

The undersigned hereby represents and warrants that on the date hereof, and on the date of the Proposed Conversion, the Borrower’s request for the Proposed Conversion is, and will be, made in compliance with Section 2.03 of the Credit Agreement.

Very truly yours,

CONSTELLATION ENERGY GROUP, INC.

By
Name:
Title:

[1]	Delete for Base Rate Advances

I-2

EXHIBIT J

Form of Compliance Certificate

                    , 20

Pursuant to the Amended and Restated Credit Agreement, dated as of                     , 20    , among Constellation Energy Group, Inc., Exelon Corporation (“Exelon”), various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”), the undersigned, being                              of Exelon, hereby certifies on behalf of Exelon as follows:

1. [Delivered] [Posted concurrently]* herewith are the financial statements prepared pursuant to Section 5.01(b)[(ii)/(iii)] of the Credit Agreement for the fiscal              ended                     , 20    . All such financial statements comply with the applicable requirements of the Credit Agreement.

*	Applicable language to be used based on method of delivery.

2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish the Borrower’s compliance with the provisions of Section 5.02(c) of the Credit Agreement as of the end of the fiscal period referred to in paragraph 1 above.

3. (Check one and only one:)

     No Event of Default or Unmatured Event of Default has occurred and is continuing.

     An Event of Default or Unmatured Event of Default has occurred and is continuing, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Event of Default or Unmatured Event of Default as well as any and all actions with respect thereto taken or contemplated to be taken by the Borrower.

4. The undersigned has personally reviewed the Credit Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate.

5. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Credit Agreement.

EXELON CORPORATION

By
Name:
Title:

Date:

EXHIBIT K-1

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of                          , 20    , among Constellation Energy Group, Inc., Exelon Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Outstanding Credit (as well as any Note(s) evidencing such Outstanding Credit) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

by:
Name:
Title:

Date:                     , 20[    ]

EXHIBIT K-2

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of                     , 20    , among Constellation Energy Group, Inc., Exelon Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

by:
Name:
Title:

Date:                     , 20[    ]

EXHIBIT K-3

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of                     , 20    , among Constellation Energy Group, Inc., Exelon Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

by:
Name:
Title:

Date:                     , 20[    ]

EXHIBIT K-4

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of                     , 20    , among Constellation Energy Group, Inc., Exelon Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Outstanding Credit (as well as any Note(s) evidencing such Outstanding Credit) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Outstanding Credit (as well as any Note(s) evidencing such Outstanding Credit), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

by:
Name:
Title:

Date:                     , 20[    ]